                                                                     EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER

                                     BETWEEN

                                D.R. HORTON, INC.

                                       AND

                               SCHULER HOMES, INC.

                          DATED AS OF OCTOBER 22, 2001

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----


ARTICLE 1 THE MERGER...........................................................................................2
         1.1      The Merger...................................................................................2
                  1.1.1    Effective Time......................................................................2
                  1.1.2    Closing. 2
         1.2      Effective Time...............................................................................2
         1.3      Effect of the Merger.........................................................................2
         1.4      Certificate of Incorporation, By-Laws........................................................2
                  1.4.1    Certificate of Incorporation........................................................3
                  1.4.2    By-Laws. 3
         1.5      Directors and Officers.......................................................................3

ARTICLE 2 EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS; EXCHANGE OF
         CERTIFICATES..........................................................................................3
         2.1      Effect on Capital Stock......................................................................3
                  2.1.1    No Conversion of DHI Common Stock...................................................3
                  2.1.2    Cancellation of Certain Shares of Company Common Stock..............................3
                  2.1.3    Conversion of the Company Shares....................................................3
                  2.1.4    Share Election......................................................................7
                  2.1.5    Company Shares Cancelled............................................................8
                  2.1.6    Stock Options.......................................................................8
                  2.1.7    Stock Purchase Plan.................................................................9
                  2.1.8    Adjustment of Base Exchange Ratio..................................................10
                  2.1.9    Dissenting Shares..................................................................10
         2.2      Exchange of Certificates....................................................................11
                  2.2.1    Exchange Agent.....................................................................11
                  2.2.2    Exchange Procedures................................................................11
                  2.2.3    Distributions with Respect to Unexchanged Shares...................................12
                  2.2.4    No Further Ownership Rights in Company Shares......................................12
                  2.2.5    No Fractional Shares...............................................................13
                  2.2.6    Termination of Exchange Fund.......................................................13
                  2.2.7    No Liability.......................................................................13
                  2.2.8    Investment of Exchange Fund........................................................13
                  2.2.9    Transfer Taxes.....................................................................14
                  2.2.10   Return of Merger Consideration.....................................................14

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................................................14
         3.1      Organization, Existence and Good Standing of the Company....................................14
         3.2      Organization, Existence and Good Standing of Company Subsidiaries...........................14
         3.3      Capitalization..............................................................................15
                  3.3.1    Capitalization of Company and Company Subsidiaries.................................15
                  3.3.2    Obligations to Issue Capital Stock of Company or Company Subsidiaries..............16

         3.4      Authority Relative to this Agreement; Recommendation........................................16
         3.5      Company Material Contracts..................................................................17
         3.6      No Conflict.................................................................................17
         3.7      Required Filings and Consents...............................................................17
         3.8      Compliance..................................................................................18
         3.9      Permits.....................................................................................18
         3.10     SEC Filings.................................................................................18
         3.11     Financial Statements........................................................................18
         3.12     Absence of Certain Changes or Events........................................................19
         3.13     No Undisclosed Liabilities..................................................................19
         3.14     Absence of Litigation.......................................................................19
         3.15     Employee Benefit Plans......................................................................20
                  3.15.1   Company Employee Plans.............................................................20
                  3.15.2   Absence of Certain Events..........................................................20
         3.16     Labor Matters...............................................................................22
         3.17     Restrictions on Business Activities.........................................................22
         3.18     Real Property...............................................................................22
         3.19     Taxes.......................................................................................23
         3.20     Intellectual Property.......................................................................26
         3.21     Environmental Matters.......................................................................26
         3.22     Interested Party Transactions...............................................................27
         3.23     Insurance...................................................................................27
         3.24     Opinion of Financial Advisors...............................................................27
         3.25     Brokers.....................................................................................27
         3.26     State Take-Over Statutes....................................................................28
         3.27     Tax Treatment...............................................................................28
         3.28     Affiliates..................................................................................28
         3.29     Vote Required...............................................................................28
         3.30     Tax Treatment of Reorganization.............................................................28

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF DHI...............................................................28
         4.1      Organization, Existence and Good Standing of DHI............................................28
         4.2      Organization, Existence and Good Standing of the DHI Subsidiaries...........................29
         4.3      Capitalization of DHI and the DHI Subsidiaries..............................................29
         4.4      Authority Relative to this Agreement........................................................30
         4.5      No Conflict.................................................................................30
         4.6      Required Filings and Consents...............................................................30
         4.7      Compliance..................................................................................31
         4.8      Permits.....................................................................................31
         4.9      SEC Filings.................................................................................31
         4.10     Financial Statements........................................................................31
         4.11     Absence of Certain Changes or Events........................................................32
         4.12     No Undisclosed Liabilities..................................................................32
         4.13     Absence of Litigation.......................................................................32
         4.14     Employee Benefit Plans......................................................................32
                  4.14.1   DHI Employee Plans.................................................................32
                  4.14.2   Absence of Certain Events..........................................................33

         4.15     Labor Matters...............................................................................33
         4.16     Real Property...............................................................................34
         4.17     Taxes.......................................................................................35
         4.18     Environmental Matters.......................................................................35
         4.19     Insurance...................................................................................36
         4.20     Brokers.....................................................................................36
         4.21     DHI Common Stock............................................................................36
         4.22     Sufficient Funds............................................................................36
         4.23     Opinion of Financial Advisor................................................................36
         4.24     Tax Treatment...............................................................................36

ARTICLE 5 CONDUCT OF BUSINESS PENDING THE MERGER..............................................................37
         5.1      Conduct of Business by the Company Pending the Merger.......................................37
         5.2      No Solicitation.............................................................................39
         5.3      Conduct of Business by DHI Pending the Merger...............................................40
         5.4      Section 341(f) Consent......................................................................41

ARTICLE 6 ADDITIONAL AGREEMENTS...............................................................................42
         6.1      HSR Act.....................................................................................42
         6.2      Access to Information; Confidentiality......................................................42
         6.3      Registration Statement......................................................................42
         6.4      Meetings of Stockholders....................................................................44
         6.5      Tax-Free Reorganization Treatment...........................................................45
         6.6      Affiliate Agreements........................................................................45
         6.7      Company Stock Options.......................................................................46
         6.8      Board Representation........................................................................46
         6.9      Indemnification and Insurance...............................................................46
         6.10     Notification of Certain Matters.............................................................47
         6.11     Further Action..............................................................................47
         6.12     Public Announcements........................................................................48
         6.13     Employee Benefits...........................................................................48
         6.14     Mutual Release of Obligations...............................................................49

ARTICLE 7 TERMINATION, AMENDMENT AND WAIVER...................................................................50
         7.1      Termination.................................................................................50
         7.2      Effect of Termination.......................................................................51

ARTICLE 8 CONDITIONS TO CLOSING...............................................................................52
         8.1      Mutual Conditions...........................................................................52
                  8.1.1    No Injunctions or Restraints; Illegality...........................................52
                  8.1.2    Governmental Actions...............................................................52
                  8.1.3    HSR Act............................................................................52
                  8.1.4    Company Stockholder Approval.......................................................52
                  8.1.5    DHI Stockholder Approval...........................................................52
                  8.1.6    Listing............................................................................53
                  8.1.7    Registration Statement.............................................................53
                  8.1.8    Consents...........................................................................53

         8.2      Conditions to Obligations of DHI............................................................53
         8.3      Conditions to Obligations of the Company....................................................54

ARTICLE 9 GENERAL PROVISIONS..................................................................................54
         9.1      Expenses and Other Payments.................................................................54
         9.2      Effectiveness of Representations, Warranties, Covenants and Agreements......................55
         9.3      Notices.....................................................................................56
         9.4      Certain Definitions.........................................................................56
         9.5      Amendment...................................................................................58
         9.6      Waiver......................................................................................58
         9.7      Headings....................................................................................58
         9.8      Severability................................................................................58
         9.9      Entire Agreement............................................................................59
         9.10     Assignment..................................................................................59
         9.11     Parties in Interest.........................................................................59
         9.12     Failure or Indulgence Not Waiver; Remedies Cumulative.......................................59
         9.13     Governing Law...............................................................................59
         9.14     Counterparts................................................................................59

                             EXHIBITS AND SCHEDULES

EXHIBITS

Exhibit A                  Company Voting Agreement

Exhibit B                  DHI Voting Agreement

Exhibit 6.6(a)             Form of Agreement regarding disposition of shares

Exhibit 6.6(b) Form of Agreement regarding disposition of shares (James K. Schuler and Eugene S. Rosenfeld)

Exhibit 6.6(c)             Non-Compete Agreement

Exhibit 6.6(d) Form of Agreement regarding disposition of shares (WPH-Schuler LLC, Apollo Real Estate Investment Fund, L.P., Highridge Pacific Housing Investors, L.P. and Blackacre WPH, LLC)

Exhibit 6.6(e)             Form of Employment Agreements

Exhibit 6.14               Form of Termination Agreement and Release



SCHEDULES

Company Disclosure Schedule

DHI Disclosure Schedule

Schedule 9.4(h)            Certain Company Officers

Schedule 9.4(i)            Certain DHI Officers

                                  DEFINED TERMS

2000 DHI Balance Sheet...........................................................................................32
2001 Company Balance Sheet.......................................................................................19

Adjusted Cash Amount..............................................................................................4
Adjusted Exchange Ratio...........................................................................................4
affiliate........................................................................................................56
Agreement.........................................................................................................1
Antitrust Division...............................................................................................42

Base Consideration................................................................................................3
Base Consideration Value..........................................................................................5
Base Election.....................................................................................................7
Base Exchange Ratio...............................................................................................4
Beneficially Owned...............................................................................................56
Blue Sky Laws....................................................................................................17
BOA..............................................................................................................36
business day.....................................................................................................57

Cash Consideration................................................................................................5
Cash Election.....................................................................................................5
Cause for Termination............................................................................................57
Certificate of Merger.............................................................................................2
Certificate(s)....................................................................................................7
Class A Common Stock..............................................................................................1
Class B Common Stock..............................................................................................1
Closing Date......................................................................................................2
Code..............................................................................................................1
Company...........................................................................................................1
Company Affiliates...............................................................................................28
Company Board.....................................................................................................1
Company Common Stock..............................................................................................1
Company Disclosure Schedule......................................................................................14
Company Employee Plans...........................................................................................20
Company ERISA Affiliate..........................................................................................20
Company Permits..................................................................................................18
Company SEC Reports..............................................................................................18
Company Shares....................................................................................................1
Company Stock Option..............................................................................................8
Company Stock Plans...............................................................................................8
Company Stock Purchase Plan.......................................................................................9
Company Stockholder Meeting......................................................................................44
Company Subsidiary...............................................................................................14
Company Voting Agreement..........................................................................................1
Confidentiality Letter...........................................................................................42
control..........................................................................................................57

Delaware Law......................................................................................................1
DHI...............................................................................................................1
DHI Common Stock..................................................................................................3
DHI Disclosure Schedule..........................................................................................28
DHI Employee Plans...............................................................................................33
DHI ERISA Affiliate..............................................................................................33
DHI Permits......................................................................................................31

DHI Preferred Stock..............................................................................................29
DHI SEC Reports..................................................................................................31
DHI Stock Option..................................................................................................8
DHI Stockholder Meeting..........................................................................................45
DHI Subsidiary...................................................................................................29
DHI Voting Agreement..............................................................................................1
Director Options..................................................................................................8
Dissenting Shares................................................................................................10

Effective Time....................................................................................................2
Election Date.....................................................................................................7
Environmental Law................................................................................................27
ERISA............................................................................................................20
Exchange Act.....................................................................................................17
Exchange Agent...................................................................................................11
Exchange Fund....................................................................................................11

Final Exercise....................................................................................................9
Floor Price.......................................................................................................4
Form of Election..................................................................................................7
FTC..............................................................................................................42

Governmental Entity..............................................................................................17

Hazardous Substance..............................................................................................27
HSR Act..........................................................................................................17

Indemnified Parties..............................................................................................46
IRS..............................................................................................................21

material adverse effect..........................................................................................57
Material Adverse Effect..........................................................................................57
Material Contracts...............................................................................................17
Merger............................................................................................................1
Merger Consideration..............................................................................................3

Non-Election......................................................................................................4
Non-Election Shares...............................................................................................4
Notice of Superior Proposal......................................................................................40
NYSE.............................................................................................................36

PBGC.............................................................................................................21
person...........................................................................................................57
Proxy Statement..................................................................................................43

Registration Statement...........................................................................................43
Reorganization Agreement.........................................................................................19
Requested Cash Amount.............................................................................................5

SEC..............................................................................................................17
Securities Act...................................................................................................17
Stock Election....................................................................................................5
Stock Election Shares.............................................................................................5
Stock Exchange Ratio..............................................................................................5
Stock Value.......................................................................................................4
subsidiary.......................................................................................................58

Superior Proposal................................................................................................40
Surviving Corporation.............................................................................................2

Tax..............................................................................................................23
Tax Returns......................................................................................................24
Taxes............................................................................................................23
Terminating Breach...............................................................................................50
Third Party......................................................................................................40
Third Party Acquisition..........................................................................................40
to DHI's knowledge...............................................................................................58
to the Company's knowledge.......................................................................................58
to the knowledge of DHI..........................................................................................58
to the knowledge of the Company..................................................................................58
trading day......................................................................................................58
Transfer Taxes...................................................................................................14

UBS Warburg......................................................................................................27

                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER, dated as of October 22, 2001 (the "Agreement"), between D.R. HORTON, INC., a Delaware corporation ("DHI"), and SCHULER HOMES, INC., a Delaware corporation (the "Company").

         WHEREAS, the Board of Directors of DHI (the "DHI Board") and the Board of Directors of the Company (the "Company Board") have approved and declared advisable this Agreement and the merger of the Company with and into DHI (the "Merger") in accordance with the Delaware General Corporation Law (the "Delaware Law"), upon the terms and conditions set forth in this Agreement, whereby each share of Class A common stock, par value $.001 per share (the "Class A Common Stock"), and Class B common stock, par value $.001 per share (the "Class B Common Stock"), of the Company (the Class A Common Stock and the Class B Common Stock, collectively the "Company Common Stock"), not owned directly or indirectly by the Company will be converted into the right to receive the merger consideration provided for herein (the Company Common Stock may be sometimes hereinafter referred to as the "Company Shares");

         WHEREAS, each of DHI and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

         WHEREAS, for federal income Tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code");

         WHEREAS, as a condition and inducement to DHI to enter into this Agreement and to incur the obligations set forth herein, contemporaneously with the execution and delivery of this Agreement, certain stockholders of the Company are entering into a Voting Agreement, in the form of EXHIBIT A attached hereto (the "Company Voting Agreement"), with DHI, pursuant to which, among other things, such stockholders are agreeing to vote their shares of Company Common Stock in favor of the adoption of this Agreement and the Merger provided for herein in accordance with and subject to the terms of the Company Voting Agreement; and

         WHEREAS, as a condition and inducement to the Company to enter into this Agreement and to incur the obligations set forth herein, contemporaneously with the execution and delivery of this Agreement, certain stockholders of DHI are entering into a Voting Agreement, in the form of EXHIBIT B attached hereto (the "DHI Voting Agreement"), with the Company, pursuant to which, among other things, such stockholders are agreeing to vote their shares of DHI Common Stock in favor of the adoption of this Agreement and the Merger provided for herein in accordance with and subject to the terms of the DHI Voting Agreement.

                                         D.R. Horton, Inc. / Schuler Homes, Inc.
                                                    Agreement and Plan of Merger

         NOW, THEREFORE, in consideration of the premises, and the mutual covenants and agreements contained herein, the parties hereto do hereby agree as follows:

                                   ARTICLE 1

                                   THE MERGER
1.1 THE MERGER.

         1.1.1 EFFECTIVE TIME. At the Effective Time, and subject to and upon the terms and conditions of this Agreement and the Delaware Law, the Company shall be merged with and into DHI, the separate corporate existence of the Company shall cease, and DHI shall continue as the surviving corporation. DHI as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation." The name of the Surviving Corporation shall be D.R. Horton, Inc..

         1.1.2 CLOSING. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to
         SECTION 7.1 and subject to the satisfaction or waiver of the conditions set forth in ARTICLE 8, the consummation of the Merger will take place as promptly as practicable (and in any event within two business days) after satisfaction or waiver of the conditions set forth in ARTICLE 8, at the offices of Gibson, Dunn & Crutcher LLP, Dallas, Texas, unless another date, time or place is agreed to in writing by the parties hereto (the date of the consummation of the Merger being the "Closing Date").

1.2 EFFECTIVE TIME. As promptly as practicable (and in any event within two business days) after the satisfaction or waiver of the conditions set forth in
ARTICLE 8, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger as contemplated by the Delaware Law (the "Certificate of Merger"), together with any required related certificates, with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the Delaware Law (the time of such filing being the "Effective Time").

1.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and DHI shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and DHI shall become the debts, liabilities and duties of the Surviving Corporation.

1.4 CERTIFICATE OF INCORPORATION, BY-LAWS.

         1.4.1 CERTIFICATE OF INCORPORATION. At the Effective Time the Certificate of Incorporation of DHI, as in effect immediately prior to the Effective Time, shall

                                         D.R. Horton, Inc. / Schuler Homes, Inc.
                                                    Agreement and Plan of Merger
         be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by the Delaware Law and such Certificate of Incorporation.

         1.4.2 BY-LAWS. The Bylaws of DHI, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by the Delaware Law, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

1.5 DIRECTORS AND OFFICERS. The directors of DHI immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, subject to SECTION 6.8, and the officers of DHI shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                                    ARTICLE 2

                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

2.1 EFFECT ON CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of DHI, the Company or any holder of any of the following securities:

         2.1.1 NO CONVERSION OF DHI COMMON STOCK. Each share of common stock, par value $.01 per share, of DHI ("DHI Common Stock") issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding DHI Common Stock. Any DHI Common Stock held in DHI's treasury immediately prior to the Effective Time shall continue to be held in treasury of the Surviving Corporation at the Effective Time.

         2.1.2 CANCELLATION OF CERTAIN SHARES OF COMPANY COMMON STOCK. Each Company Share held in the treasury of the Company and each Company Share owned by DHI or any direct or indirect wholly owned subsidiary of the Company or DHI immediately prior to the Effective Time shall cease to be outstanding, be canceled and retired without payment of any consideration therefor and cease to exist.

         2.1.3 CONVERSION OF THE COMPANY SHARES. At the Effective Time, subject to the provisions of this Agreement, each Company Share issued and outstanding immediately prior to the Effective Time (other than shares cancelled pursuant to SECTION 2.1.2 and Dissenting Shares) shall be converted into the following (the "Merger Consideration"):

                  (a) For each such Company Share other than shares as to which a Stock Election or Cash Election has been effectively made and not revoked or lost pursuant to SECTION 2.1.4, the right to receive cash and DHI Common Stock as

                                         D.R. Horton, Inc. / Schuler Homes, Inc.
                                                    Agreement and Plan of Merger
         specified herein below (the "Base Consideration"). Subject to SECTION 2.1.3(a)(vii), the Base Consideration shall be $4.09 in cash plus a fraction of a share of DHI Common Stock equal to the Base Exchange Ratio. The term "Base Exchange Ratio" means:

                           (i) If the Stock Value is greater than or equal to
                  $19.50 and less than or equal to $23.50, the Base Exchange Ratio shall be 0.570.

                           (ii) If the Stock Value is less than $19.50 and
                  greater than $17.50, the Base Exchange Ratio shall equal the quotient obtained by dividing $11.115 by the Stock Value (rounded to the nearest one thousandth).

                           (iii) If the Stock Value is greater than $23.50 and
                  less than $27.51, the Base Exchange Ratio shall equal the quotient obtained by dividing $13.395 by the Stock Value (rounded to the nearest one thousandth).

                           (iv) If the Stock Value is less than or equal to
                  $17.50, the Base Exchange Ratio shall be 0.635.

                           (v) If the Stock Value is greater than or equal to
                  $27.51, the Base Exchange Ratio shall be 0.487.

                           (vi) The term "Stock Value" means the average of the
                  closing prices of DHI Common Stock as reported for NYSE Composite Transactions for the 15 consecutive trading days ending on the date that is three trading days prior to the date of the Company Stockholder Meeting.

                           (vii) If the Stock Value is less than the Floor Price
                  and DHI so elects, as provided in SECTION 7.1(f), the Base Consideration shall be the Adjusted Cash Amount plus a fraction of a share of DHI Common Stock equal to the Adjusted Exchange Ratio; provided that, as set forth in SECTION 2.1.3(b)(ii), the Base Consideration Value shall equal not less than $14.25.

                           (viii) The term "Adjusted Cash Amount" means $4.09,
                  or more if and to the extent elected by DHI as provided in
                  SECTION 7.1(f).

                           (ix) The term "Adjusted Exchange Ratio" means 0.635,
                  or more if and to the extent elected by DHI pursuant to
                  SECTION 7.1(f).

                           (x) The term "Floor Price" means $16.00.

         Company Shares as to which a Base Election has been made or as to which a Stock Election or Cash Election has not been effectively made or, if made, has

                                         D.R. Horton, Inc. / Schuler Homes, Inc.
                                                    Agreement and Plan of Merger
         been revoked or lost pursuant to SECTION 2.1.4 (a "Non-Election") are hereinafter sometimes referred to as "Non-Election Shares."

                  (b) Subject to SECTION 2.1.3(e), for each such Company Share with respect to which an election to receive DHI Common Stock has effectively been made and not revoked or lost pursuant to SECTION 2.1.4 (a "Stock Election"), the right to receive a fraction of a share of DHI Common Stock equal to the Stock Exchange Ratio.

                           (i) The term "Stock Exchange Ratio" means the
                  quotient of the Base Consideration Value divided by the Stock Value.

                           (ii) The term "Base Consideration Value" means (w)
                  $4.09 plus (x) the product of the Stock Value times the Base Exchange Ratio; provided, that if the Stock Value is less than the Floor Price and DHI so elects, as provided in SECTION 7.1(f), the Base Consideration Value shall be the sum of (y) the Adjusted Cash Amount plus (z) the product of the Adjusted Exchange Ratio times the Stock Value; provided, further, that the sum of (y) and (z) shall not be less than $14.25.

         Company Shares for which a Stock Election has been made are hereinafter sometimes referred to as the "Stock Election Shares."

                  (c) Subject to SECTION 2.1.3(d), for each such Company Share with respect to which an election to receive cash has been effectively made and not revoked or lost pursuant to SECTION 2.1.4 (a "Cash Election"), the right to receive in cash an amount equal to the Base Consideration Value. Company Shares for which a Cash Election has been made are hereinafter sometimes referred to as the "Cash Election Shares."

                  (d) If the Requested Cash Amount exceeds the Cash Consideration, the Merger Consideration for each Cash Election Share shall be cash and DHI Common Stock as set forth below:

                           (i) Cash equal to the product of (y) the Base
                  Consideration Value times (z) the quotient of the Cash Consideration divided by the Requested Cash Amount.

                           (ii) A fraction of a share of DHI Common Stock equal
                  to the quotient of (y) the Base Consideration Value minus the cash payable pursuant to SECTION 2.1.3(d)(i), divided by (z) the Stock Value.

                           (iii) The term "Requested Cash Amount" means the
                  aggregate amount of cash that would be payable with respect to Non-Election Shares and Cash Election Shares before any adjustments pursuant to SECTION 2.1.3(e) or this SECTION 2.1.3(d).

                                         D.R. Horton, Inc. / Schuler Homes, Inc.
                                                    Agreement and Plan of Merger

                           (iv) The term "Cash Consideration" means the
                  difference between (y) the product of $4.09 times the number of Company Shares outstanding immediately prior to the Effective Time (other than shares cancelled pursuant to SECTION 2.1.2), minus (z) the product of the number of Dissenting Shares (immediately prior to the Effective Time) times the Base Consideration Value.

                  (e) If the Requested Cash Amount is less than the Cash Consideration, the Merger Consideration for each Stock Election Share shall be cash and DHI Common Stock as set forth below:

                           (i) Cash equal to the quotient of (y) the Cash
                  Consideration minus the Requested Cash Amount, divided by (z) the number of Stock Election Shares.

                           (ii) A fraction of a share of DHI Common Stock equal
                  to the quotient of (y) the Base Consideration Value minus the cash payable pursuant to SECTION 2.1.3(e)(i), divided by (z) the Stock Value.

                  (f) Notwithstanding the foregoing, except where DHI has made an election in accordance with SECTION 7.1(f), if more than 50% of the total value of the Merger Consideration for all the outstanding Company Shares other than shares to be canceled in accordance with SECTION
         2.1.2 would be cash (treating all stockholders who give the Company a timely and proper notice of intention to exercise appraisal rights as receiving Merger Consideration consisting of cash equal to the value of the Merger Consideration to be received in the Merger prior to any adjustment under this SECTION 2.1.3(f) (or such other amount as the Board of Directors of DHI determines to be appropriate at the time, based on the advice from DHI tax counsel) for each share as to which the notice relates, and treating for this purpose the DHI Common Stock receivable in the Merger as having a value per share equal to the closing price of DHI Common Stock as reported for NYSE Composite Transactions on the Closing Date), the cash which a holder of a share of Company Common Stock will receive will be reduced on a pro rata basis with all other such holders to the amount such that 50% of the total value of the Merger Consideration will be cash (treating all stockholders who give the Company a timely and proper notice of intention to exercise appraisal rights as receiving Merger Consideration consisting of cash equal to the value of the Merger Consideration to be received in the Merger prior to any adjustment under this provision (or such other amount as DHI determines to be appropriate at the time, based on the advice from its tax counsel) for each share as to which the notice relates, and treating for this purpose the DHI Common Stock received as having a value per share equal to the closing price of DHI Common Stock for NYSE Composite Transactions on the Closing Date) and the holders of Company Common Stock will receive in exchange for such reduction in cash an amount of additional shares of DHI Common Stock obtained by dividing the amount of such

                                         D.R. Horton, Inc. / Schuler Homes, Inc.
                                                    Agreement and Plan of Merger
         reduction in cash by the closing price of DHI Common Stock for NYSE Composite Transactions on the Closing Date.

         2.1.4 SHARE ELECTION.

                  (a) Each person who, on or prior to the Election Date, is a record holder of shares of Company Shares shall have the right to submit a Form of Election specifying one of the following: (i) that such stockholder desires that all of his or her Company Shares be converted into the Base Consideration (such election being hereinafter sometimes referred to as a "Base Election"), (ii) that such stockholder desires that all of his or her Company Shares be converted into cash pursuant to the Cash Election, or (iii) that such stockholder desires that all of his or her Company Shares be converted into Stock Election Shares pursuant to the Stock Election. A stockholder may not make an election for less than all of his or her Company Shares.

                  (b) DHI shall prepare, subject to the reasonable approval of the Company, a form of election (the "Form of Election") for mailing with the Proxy Statement. The Form of Election shall be (i) mailed to the record holders of Company Shares as of the record date for the Company Stockholder Meeting, and (ii) used by each record holder of Company Shares to make the Base Election, the Cash Election or the Stock Election. The Company shall also use its reasonable best efforts to make the Form of Election and the Proxy Statement available to all persons who become holders of Company Shares during the period between such record date and the Election Date. Any such holder's Base Election, Cash Election or Stock Election shall have been properly made only if the Exchange Agent shall have received at its designated office, by 5:00 p.m., New York City time on the business day next preceding the date of the Company Stockholder Meeting (the "Election Date"), a Form of Election properly completed and signed and accompanied by certificate(s) for the Company Shares ("Certificate(s)") to which such Form of Election relates, duly endorsed in blank or otherwise in form acceptable for transfer on the books of the Company (or by an appropriate guarantee for delivery of such Certificate(s) as set forth in such Form of Election from a firm which is a member of a registered national securities exchange or a commercial bank or trust company having an office or correspondent in the United States, provided that such Certificate(s) are in fact delivered to the Exchange Agent within three trading days after the date of execution of such guarantee of delivery).

                  (c) Any Form of Election may be revoked by a record holder of Company Common Stock submitting such Form of Election to the Exchange Agent only by written notice received by the Exchange Agent prior to 5:00 p.m., New York City time on the Election Date. In addition, all Forms of Election shall automatically be revoked if the Exchange Agent is notified in writing by DHI and the Company that the Merger has been abandoned or if either the Company's or DHI's stockholders fail to approve the Merger. If a Form of Election is revoked

                                         D.R. Horton, Inc. / Schuler Homes, Inc.
                                                    Agreement and Plan of Merger
         because the Merger has been abandoned or if either the Company's or DHI's stockholders fail to approve the Merger, the Certificate(s) (or guarantee(s) of delivery, if applicable) for the share(s) of Company Common Stock, if any, to which such Form of Election relates shall promptly be returned to the stockholder submitting the same to the Exchange Agent.

                  (d) For purposes of this Agreement, a holder of Common Stock who does not submit a Form of Election which is received by the Exchange Agent prior to the Election Date or who submits a Form of Election that is not properly made or who acquires Company Shares after the date hereof pursuant to the Company Stock Purchase Plan shall be deemed to have made a Non-Election. If DHI or the Exchange Agent shall determine that any purported Base Election, Cash Election or Stock Election was not properly made, such purported Base Election, Cash Election or Stock Election shall be deemed to be of no force and effect and the holder making such purported Base Election, Cash Election or Stock Election shall, for purposes of this Agreement, be deemed to have made a Non-Election.

                  (e) DHI shall have the sole discretion, which it may delegate in whole or in part to the Exchange Agent, to determine whether Forms of Election have been properly completed, signed and submitted or revoked and to disregard immaterial defects in Forms of Election. The decision of DHI (or the Exchange Agent, if applicable) in such matters shall be conclusive and binding. Neither DHI nor the Exchange Agent shall be under any obligation to notify any stockholder of any defect in a Form of Election submitted to the Exchange Agent. The Exchange Agent shall make all computations contemplated by SECTION 2.1.3(d) and
         SECTION 2.1.3(e) and all such computations shall be conclusive and binding on the holders of Company Common Stock.

         2.1.5 COMPANY SHARES CANCELLED. Upon conversion pursuant to SECTION 2.1.3, all Company Shares shall be cancelled and cease to exist, and each holder thereof shall cease to have any rights with respect thereto other than the right to receive the Merger Consideration and any other amounts in accordance with the terms provided herein. All shares of DHI Common Stock issued as Merger Consideration shall be fully paid and nonassessable.

         2.1.6 STOCK OPTIONS. At the Effective Time, each outstanding option to purchase Company Common Stock (a "Company Stock Option") granted under the Company's Amended and Restated 2000 Stock Incentive Plan or Amended and Restated 1992 Stock Option Plan (collectively, the "Company Stock Plans") other than options granted under Article III of either Company Stock Plan ("Director Options"), whether or not then vested or exercisable, shall be replaced by the Surviving Corporation with a comparable option to purchase DHI Common Stock (a "DHI Stock Option"), in accordance with the terms of the Company Stock Plan pursuant to which it was granted and any stock option agreement by which it is evidenced, except that if the holder of such DHI Stock

                                         D.R. Horton, Inc. / Schuler Homes, Inc.
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

         Option is involuntarily terminated as an employee of the Surviving Corporation or any subsidiary without Cause for Termination (and not on account of death or disability) within six months after the Effective Time such Company Stock Option shall become exercisable and shall vest to the extent not theretofore exercisable or vested as of the date of termination of employment. It is intended that the foregoing provisions shall be undertaken in a manner that will not constitute a "modification" as defined in Section 424 of the Code as to any stock option which is an "incentive stock option." Each DHI Stock Option shall be exercisable for that number of shares of DHI Common Stock equal to the number of the Company Shares subject to the corresponding Company Stock Option multiplied by the Stock Exchange Ratio, and shall have an exercise price per share equal to its exercise price per Company Share divided by the Stock Exchange Ratio. DHI and the Company shall take all such steps as may be required to cause the transactions contemplated by this SECTION 2.1.6 and any other dispositions of equity securities of the Company or acquisitions of DHI equity securities in connection with this Agreement by each individual who (i) is a director or officer of the Company, or (ii) at the Effective Time, will become a director or officer of DHI, to be exempt under Rule 16b-3 of the Exchange Act. Director Options shall accelerate and become exercisable, and subsequently terminate, upon consummation of the Merger, each as provided in Article III.A of the Company Stock Plans. Holders of shares of Company Common Stock received upon exercise of Director Options shall not have the option to elect any form of Merger Consideration other than the Base Consideration, and such Company Common Stock shall be deemed to be a Non-Election Share and shall be converted into a right to receive the Base Consideration.

         2.1.7 STOCK PURCHASE PLAN The Company shall take all actions necessary so that (i) no person may participate in the Company's 1998 Stock Purchase Plan (the "Company Stock Purchase Plan") except for such participants participating in the Company Stock Purchase Plan on September 1, 2001; (ii) no participant in the Company Stock Purchase Plan may change any election or withholding amount made on or before September 1, 2001, except to exercise otherwise available rights to reduce such participant's rate of payroll deduction or terminate such employee's outstanding purchase rights under the Company Stock Purchase Plan; (iii) at least ten days prior to the Closing Date, all participants in the Company Stock Purchase Plan shall have received notice of the Merger and the right to terminate their outstanding purchase rights at any time prior to the Closing Date; (iv) all outstanding rights to purchase Company Common Stock pursuant to the Company Stock Purchase Plan shall have been exercised as of the close of business on the date immediately prior to the Closing Date in accordance with the provisions of the Company Stock Purchase Plan (the "Final Exercise"); and (v) the Company Stock Purchase Plan shall terminate immediately prior to the Effective Time. No participant in the Company Stock Purchase Plan shall have the option to elect any form of Merger Consideration with respect to shares of Company Common Stock purchased in the Final Exercise other than the Base Consideration and, at the Effective Time, each Company Share issued upon the

                                         D.R. Horton, Inc. / Schuler Homes, Inc.
                                                    Agreement and Plan of Merger

         Final Exercise shall be deemed to be a Non-Election Share and shall be converted into the right to receive the Base Consideration. DHI shall be entitled to deduct from the cash component of the Merger Consideration to be delivered to the participants of the Company Stock Purchase Plan all applicable withholding taxes attributable to the exercise of such purchase rights.

         2.1.8 ADJUSTMENT OF BASE EXCHANGE RATIO. If after the date hereof and prior to the Effective Time there shall have been a change in the DHI Common Stock, by reason of a stock split (including a reverse split) of the DHI Common Stock or a dividend payable in the DHI Common Stock, or any other distribution of securities to holders of the DHI Common Stock with respect to their DHI Common Stock (including without limitation such a distribution made in connection with a recapitalization, reclassification, merger, consolidation, reorganization or similar transaction) or otherwise, then the Base Exchange Ratio, the Stock Value and the dollar amounts set forth in clauses (i) through (v), (ix) and (x) of SECTION 2.1.3(a) shall be appropriately adjusted; provided, however, that the aggregate amount of Merger Consideration shall not be adjusted below the amount provided for in this Article 2.

         2.1.9 DISSENTING SHARES. Notwithstanding SECTION 2.1, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time and held by a holder who is entitled to demand and has properly exercised his or her demand for appraisal rights under, and complies in all respects with, Section 262 of the Delaware Law (the "Dissenting Shares") shall not be converted into the right to receive Merger Consideration, but the holders of Dissenting Shares shall be entitled to payment of the fair value of such shares in accordance with the provisions of Section 262 of the Delaware Law; provided, however, that if any such holder shall have failed to perfect or otherwise shall effectively waive, withdraw or lose the right to appraisal and payment under the Delaware Law or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by
         Section 262 of the Delaware Law, then the right of such holder to be paid the fair value of such holder's Dissenting Shares under Section 262 of the Delaware Law shall cease to exist and such holder's shares of Company Common Stock shall thereupon be deemed to have been converted as of the Effective Time into the right to receive, without interest, the Merger Consideration receivable by Non-Election Shares, and such shares shall be deemed not to be Dissenting Shares. The Company shall give DHI (i) prompt notice of any notices or demands for appraisal or payment for shares of Company Common Stock received by the Company and (ii) the opportunity to participate and direct all negotiations and proceedings with respect to such notices or demands. The Company shall not, without the prior written consent of DHI, make any payment with respect to, or settle, offer to settle or otherwise negotiate any demands for appraisal or payment for shares of Company Common Stock. The parties acknowledge that the amounts referred to in SECTIONS 2.1.3(d) and (f) in respect of Dissenting Shares are included for tax planning purposes only and

                                         D.R. Horton, Inc. / Schuler Homes, Inc.
                                                    Agreement and Plan of Merger
         are not intended as a statement as to the value of the Dissenting Shares for the purposes of Section 262 of the Delaware Law.

2.2 EXCHANGE OF CERTIFICATES.

         2.2.1 EXCHANGE AGENT. Prior to the mailing of the Proxy Statement, DHI shall enter into an agreement with a bank or trust company designated by DHI (the "Exchange Agent"), providing that DHI shall deposit with the Exchange Agent as of the Effective Time, for the benefit of the holders of the Company Shares, for exchange in accordance with SECTIONS
         2.1.3 and 2.1.4 and this SECTION 2.2 through the Exchange Agent, (i) cash in an amount equal to the aggregate amount payable pursuant to
         SECTION 2.1, (ii) certificates representing the shares of DHI Common Stock issuable pursuant to SECTION 2.1 and (iii) cash in an amount equal to the aggregate amount required to be paid in lieu of fractional interests of DHI Common Stock pursuant to SECTION 2.2.5 (such cash and shares of DHI Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time and the cash referred to in clause (iii) of this SECTION
         2.2.1 being hereinafter referred to as the "Exchange Fund") in exchange for outstanding Company Shares. Until they are distributed, the shares of DHI Common Stock held by the Exchange Agent shall be deemed to be outstanding, but the Exchange Agent shall not vote such shares or exercise any rights of a stockholder with regard to them.

         2.2.2 EXCHANGE PROCEDURES. (a) After the Effective Time, Certificate(s) which immediately prior to the Effective Time represented outstanding Company Shares delivered by each holder of record whose shares were converted into the right to receive the Merger Consideration and who effectively made, or who did not revoke or lose, a Base Election, Cash Election or Stock Election, shall be deemed surrendered, and the holder of record thereof shall be entitled to receive, in exchange for the Certificate(s) delivered with such election, a certificate representing that number of whole shares of DHI Common Stock, if any, and cash, if any, which such Holder has the right to receive pursuant to the provisions of SECTIONS 2.1 and 2.2. The Certificate(s) so surrendered shall forthwith be canceled.

                  (b) As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of Certificate(s) whose shares were converted into the right to receive the Merger Consideration but who did not effectively make, or who revoked or lost, a Base Election, Cash Election or Stock Election, (i) a letter of transmittal and (ii) instructions for use in effecting the surrender of the Certificate(s) in exchange for the Base Consideration. Upon surrender of such Certificate(s) for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate(s) shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of DHI Common Stock and cash which such holder has

                                         D.R. Horton, Inc. / Schuler Homes, Inc.
                                                    Agreement and Plan of Merger
         the right to receive pursuant to the provisions of SECTIONS 2.1 and 2.2, and the Certificate(s) so surrendered shall forthwith be canceled.

                  (c) If any cash or any certificate representing DHI Shares is to be paid to or issued in a name other than that in which a Certificate surrendered in exchange therefor is registered, a certificate representing the proper number of shares of DHI Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay to the Exchange Agent any transfer or other Taxes required by reason of the payment of cash or the issuance of shares of DHI Common Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not applicable. Until surrendered as contemplated by this SECTION 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the cash, the certificate representing shares of DHI Common Stock or cash in lieu of any fractional shares of DHI Common Stock, as applicable, as contemplated by this SECTION 2.2. No interest will be paid or will accrue on any cash so payable.

         2.2.3 DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared or made with respect to DHI Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the DHI Common Stock represented thereby by reason of the conversion of shares of Company Common Stock pursuant to SECTION 2.1.3 and no cash shall be paid to any such holder until such Certificate is surrendered or deemed surrendered in accordance with this ARTICLE 2. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid, without interest, to the person in whose name the shares of DHI Common Stock representing such securities are registered (i) at the time of such surrender, the amount of any cash payable to which such holder is entitled pursuant to this SECTION 2.2 and (ii) at the appropriate payment date or as promptly as practicable thereafter, the proportionate amount of dividends or other distributions, with (x) a record date with respect thereto after the Effective Time, but prior to such surrender, and (y) a payment date subsequent to such surrender, payable with respect to such shares of DHI Common Stock. If any holder of converted Company Shares shall be unable to surrender such holder's Certificates because such Certificates shall have been lost or destroyed, such holder may deliver in lieu thereof an affidavit and indemnity bond in form and substance and with surety reasonably satisfactory to DHI.

         2.2.4 NO FURTHER OWNERSHIP RIGHTS IN COMPANY SHARES. All shares of DHI Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this ARTICLE 2 (including any cash paid pursuant to SECTIONS 2.2.3) shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the Company Shares theretofore represented by such

                                         D.R. Horton, Inc. / Schuler Homes, Inc.
                                                    Agreement and Plan of Merger

         Certificates. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this ARTICLE 2, except as otherwise provided by law.

         2.2.5 NO FRACTIONAL SHARES. No certificates or scrip representing fractional shares of DHI Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of DHI. Notwithstanding any other provision of this Agreement, each holder of Company Shares exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of DHI Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of DHI Common Stock multiplied by the per share closing price of DHI Common Stock as reported for NYSE Composite Transactions on the Closing Date. The parties acknowledge that payment of the cash consideration in lieu of issuing fractional shares was not separately bargained for consideration but merely represents a mechanical rounding off for purposes of simplifying the corporate and accounting complexities which would otherwise be caused by the issuance of fractional shares.

         2.2.6 TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to DHI, upon demand, and any holders of the Certificates who have not theretofore complied with this ARTICLE 2 shall thereafter look only to DHI for payment of cash and DHI Common Stock, any cash in lieu of fractional shares of DHI Common Stock and any dividends or distributions with respect to DHI Common Stock, all without interest.

         2.2.7 NO LIABILITY. To the fullest extent permitted by applicable law, none of DHI, the Company or the Exchange Agent shall be liable to any person in respect of any shares of DHI Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to the end of the applicable period after the Effective Time under escheat laws (or immediately prior to such earlier date on which any Merger Consideration or any dividends or distributions with respect to DHI Common Stock in respect of such Certificates would otherwise escheat to or become the property of any governmental entity), any such shares, cash, dividends or distributions in respect of such Certificates shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

         2.2.8 INVESTMENT OF EXCHANGE FUND. The Exchange Agent shall invest any cash included in the Exchange Fund on a daily basis as directed by DHI. Any interest and other income resulting from such investments shall be paid to DHI.

                                         D.R. Horton, Inc. / Schuler Homes, Inc.
                                                    Agreement and Plan of Merger

         2.2.9 TRANSFER TAXES. DHI and the Company shall cooperate in the preparation, execution and filing of all returns, applications or other documents regarding any real property transfer, stamp, recording, documentary or other taxes and any other fees and similar taxes which become payable in connection with the Merger other than transfer or stamp taxes payable in respect of transfers pursuant to SECTION 2.2.2(c) (collectively, "Transfer Taxes"). From and after the Effective Time, DHI shall pay or cause to be paid, without deduction or withholding from any amounts payable to the holders of Company Shares, all Transfer Taxes.

         2.2.10 RETURN OF MERGER CONSIDERATION. Any portion of the Merger Consideration made available to the Exchange Agent to pay for Dissenting Shares for which appraisal rights have been perfected shall be returned to DHI promptly on demand.

                                   ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to DHI that, except as set forth in the written disclosure schedule delivered on or prior to the date hereof by the Company to DHI that is arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this ARTICLE 3 (the "Company Disclosure Schedule"):

3.1 ORGANIZATION, EXISTENCE AND GOOD STANDING OF THE COMPANY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all necessary corporate power and authority to own its properties and assets and to carry on its business as presently conducted. The Company is qualified to do business and is in good standing in each jurisdiction where the nature or character of the property owned, leased or operated by it or the nature of the business transacted by it makes such qualification necessary, except where the failure to be so qualified or be in good standing would not have a Company Material Adverse Effect. The Company has delivered to DHI a complete and correct copy of its Certificate of Incorporation and Bylaws as amended to the date hereof. As used in this ARTICLE 3, the term "Company" includes Schuler Residential, Inc. (formerly known as Schuler Homes, Inc.) as to any period prior to the merger of such person into the Company on June 21, 2001, including without limitation the period from April 3, 2001 to June 21, 2001 during which such person was a subsidiary of the Company, but does not include Schuler Residential, Inc. as a separate entity from and after the effective time of such merger, including without limitation the date hereof and the Closing Date.

3.2 ORGANIZATION, EXISTENCE AND GOOD STANDING OF COMPANY SUBSIDIARIES. The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2001 and SECTION 3.2 of the Company Disclosure Schedule set forth lists of all subsidiaries of the Company (a "Company Subsidiary"), the jurisdiction of incorporation or organization, as applicable, of each Company Subsidiary, the type of each Company Subsidiary, the percentage of the Company's and Company Subsidiaries' ownership of the outstanding

                                         D.R. Horton, Inc. / Schuler Homes, Inc.
                                                    Agreement and Plan of Merger
voting stock of each such corporate Company Subsidiary, the authorized and outstanding capital stock of each such corporate Company Subsidiary, and the type and percentage of the Company's and Company Subsidiaries' ownership interest in each other Company Subsidiary. Each Company Subsidiary is a corporation, business trust, general or limited partnership or limited liability company (as so specified) duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable. Each Company Subsidiary has all necessary entity power and authority to own its properties and assets and to carry on its business as presently conducted. Each Company Subsidiary is qualified to do business and is in good standing in each jurisdiction where the nature or character of the property owned, leased or operated by it or the nature of the business transacted by it makes such qualification necessary, except where the failure to be so qualified or be in good standing would not have a Company Material Adverse Effect. Except for the Company Subsidiaries, the Company does not, directly or indirectly, own any equity interest in any other corporation, association, partnership, joint venture, business organization or limited liability company or other entity, with respect to which interest the Company or any Company Subsidiary has invested or is required to invest $100,000 or more, excluding securities in any publicly traded company held for investment and comprising less than five percent of the outstanding voting securities of such company.

3.3 CAPITALIZATION.

         3.3.1 CAPITALIZATION OF COMPANY AND COMPANY SUBSIDIARIES. The authorized capital stock of the Company consists solely of 170,000,000 shares of Company Common Stock, of which 120,000,000 shares are designated Class A Common Stock and 50,000,000 shares are designated Class B Common Stock, and 1,000,000 shares of preferred stock, $.001 par value per share. As of the date hereof: (i) 21,910,444 shares of Class A Common Stock are issued and outstanding, 18,754,727 shares of Class B Common Stock are issued and outstanding and 1,299,700 shares of Class A Common Stock and no shares of Class B Common Stock are held in treasury, and no shares of preferred stock are issued and outstanding;
         (ii) 1,449,333 shares of Class A Common Stock are reserved for future issuance pursuant to outstanding Company Stock Options; and (iii) up to 340,559 shares of Class A Common Stock have been reserved for purchase pursuant to the Company Stock Purchase Plan, in respect of which $105,042.91 in compensation deductions are outstanding. All of the outstanding shares of Company Common Stock, and all shares of Company Common Stock which may be issued prior to the Effective Time upon exercise of any option or other right will be, validly issued, fully paid and nonassessable and free of preemptive rights. Except as set forth above, as of the date hereof there are outstanding no shares of capital stock or other voting securities of the Company and no equity equivalent interests in the ownership or earnings of the Company or the Company Subsidiaries. All of the outstanding shares of capital stock, or other ownership interest, of each Company Subsidiary are validly issued, fully paid and nonassessable, and are owned by the Company or another Company Subsidiary

                                         D.R. Horton, Inc. / Schuler Homes, Inc.
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

         free and clear of all security interests, liens, claims, pledges, charges or other encumbrances of any nature whatsoever.

         3.3.2 OBLIGATIONS TO ISSUE CAPITAL STOCK OF COMPANY OR COMPANY SUBSIDIARIES.

                  SECTION 3.3.2 of the Company Disclosure Schedule sets forth a true and complete list of all outstanding rights to purchase Company Common Stock, the name of each holder thereof, the number of shares purchasable thereunder and the per share exercise or purchase price of each right. There are no securities of the Company or any Company Subsidiary convertible or exchangeable for shares of capital stock or voting securities of the Company or any Company Subsidiary; and, except as set forth in SECTION 3.3.2 of the Company Disclosure Schedule, there are no options, warrants or other similar rights, agreements, arrangements or commitments of any character obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Company Subsidiary, other than pursuant to Section 9.6 of the Reorganization Agreement, which rights will be terminated prior to the Effective Time. There are no obligations, contingent or otherwise, of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Common Stock or the capital stock or other equity interest of any Company Subsidiary or to make any investment (in the form of a loan, capital contribution or otherwise) in any Company Subsidiary.

3.4 AUTHORITY RELATIVE TO THIS AGREEMENT; RECOMMENDATION. The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than the adoption and approval of this Agreement by the holders of a majority of the outstanding shares of the Class A Common Stock voting as a class, by the holders of a majority of the outstanding shares of the Class B Common Stock voting as a class, and by the holders of a majority of the outstanding shares of the Company Common Stock entitled to vote in accordance with the Delaware Law and the Company's Certificate of Incorporation and Bylaws). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by DHI, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms. The Company Board has, at a meeting duly called and held at which all directors of the Company were present, duly and unanimously adopted resolutions (i) approving and declaring the advisability of this Agreement and the Merger in accordance with the Delaware Law and the Company's certificate of incorporation and by-laws, (ii) determining that this Agreement and the Merger are fair to and in the best interests of the stockholders of the Company, (iii) determining that the consideration to

                                         D.R. Horton, Inc. / Schuler Homes, Inc.
                                                    Agreement and Plan of Merger
be paid in the Merger is fair to and in the best interests of the stockholders of the Company and (iv) recommending that the stockholders of the Company adopt and approve this Agreement; which resolutions have not been subsequently rescinded, modified or withdrawn in any way.

3.5 COMPANY MATERIAL CONTRACTS. The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2001 and Quarterly Report on Form 10-Q for the period ended June 30, 2001 set forth a list of all agreements to which the Company or any Company Subsidiary is a party or by which any of them is bound which, as of the date hereof: (i) are required to be filed as "material contracts" with the Securities and Exchange Commission (the "SEC") pursuant to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (ii) under which the consequences of a default, nonrenewal or termination would have a Company Material Adverse Effect; or (iii) pursuant to which payments might be required or acceleration of benefits may be required upon a "change of control" of the Company, or upon execution of this Agreement by the Company or the performance by the Company of its obligations hereunder (collectively, the "Material Contracts").

3.6 NO CONFLICT. The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of the Company, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any Company Subsidiary or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the rights of the Company or any Company Subsidiary or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration, purchase or cancellation, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or any Company Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary or any of their respective properties is bound or affected, except in any such case for any such conflicts, violations, breaches, defaults or other occurrences that would not have a Company Material Adverse Effect.

3.7 REQUIRED FILINGS AND CONSENTS. The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, federal, state or local ("Governmental Entity"), except (i) for applicable requirements, if any, of the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act, state securities laws ("Blue Sky Laws"), any pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act"), and the filing and recordation of appropriate merger or other documents as required by the Delaware Law, and
(ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or

                                         D.R. Horton, Inc. / Schuler Homes, Inc.
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

delay consummation of the Merger, or otherwise prevent or delay the Company from performing its obligations under this Agreement, or would not otherwise have a Company Material Adverse Effect.

3.8 COMPLIANCE. Neither the Company nor any Company Subsidiary is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to the Company or any Company Subsidiary or by which its or any of their respective properties is bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except for any such conflicts, defaults or violations which would not individually or in the aggregate have a Company Material Adverse Effect.

3.9 PERMITS. The Company and each Company Subsidiary hold all permits, licenses, easements, variances, exemptions, consents, certificates, orders and approvals from Governmental Entities necessary for the operation of the business of the Company and the Company Subsidiaries as it is now being conducted (collectively, the "Company Permits"), except where the failure to hold such Company Permits would not have a Company Material Adverse Effect. The Company and the Company Subsidiaries are in compliance with the terms of the Company Permits, except where the failure to so comply would not have a Company Material Adverse Effect.

3.10 SEC FILINGS. The Company has filed all forms, reports and documents required to be filed by it with the SEC. The Company has made available to DHI
(i) its Annual Reports on Form 10-K for the fiscal years ended December 31, 1999 and March 31, 2001, (ii) its Quarterly and Transition Reports on Form 10-Q for the periods ended September 30, 2000, December 31, 2000 and June 30, 2001, (iii) all proxy statements relating to the Company's meetings of stockholders (whether annual or special) held since April 1, 2000, (iv) all other reports or registration statements (other than Reports on Form 10-Q not referred to in clause (ii) above) filed by the Company with the SEC since April 1, 2000, and
(v) all amendments and supplements to all such reports and registration statements filed by the Company with the SEC since April 1, 2000 (collectively, the "Company SEC Reports"). The Company SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Company Subsidiaries is required to file any forms, reports or other documents with the SEC.

3.11 FINANCIAL STATEMENTS. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and each fairly presents in all material respects the consolidated financial

                                         D.R. Horton, Inc. / Schuler Homes, Inc.
                                                    Agreement and Plan of Merger
position of the Company and its consolidated subsidiaries as at the respective dates thereof and the consolidated statements of income and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments. The Company is in full compliance with Section 13(b)(2) of the Exchange Act.

3.12 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in the Company SEC Reports, since March 31, 2001, there has not occurred: (i) any Company Material Adverse Effect or any event, change or effect which could reasonably be expected to have a Company Material Adverse Effect; (ii) any amendments or changes in the Certificate of Incorporation or Bylaws of the Company; (iii) any damage to, destruction or loss of any asset of the Company or any Company Subsidiary (whether or not covered by insurance) that would have a Company Material Adverse Effect; (iv) any material change by the Company in its accounting methods, principles or practices; (v) any material revaluation by the Company of any of its assets, including, without limitation, writing off or writing down notes or accounts receivable or inventory other than in the ordinary course of business; or (vi) any action or event that would have required the consent of DHI pursuant to SECTION 5.1 had such action or event occurred after the date of this Agreement.

3.13 NO UNDISCLOSED LIABILITIES. Neither the Company nor any Company Subsidiary has any liabilities (absolute, accrued, contingent or otherwise), except liabilities (a) in the aggregate adequately provided for in the Company's unaudited balance sheet (including any related notes thereto) as of June 30, 2001 (the "2001 Company Balance Sheet"), (b) incurred in the ordinary course of business before the date of the 2001 Company Balance Sheet and not required under generally accepted accounting principles to be reflected on the 2001 Company Balance Sheet, (c) disclosed in the Company SEC Reports, or (d) incurred since June 30, 2001 in the ordinary course of business consistent with past practice or in connection with this Agreement, that would not, individually or in the aggregate, have a Company Material Adverse Effect.

3.14 ABSENCE OF LITIGATION. Except as set forth in the Company SEC Reports, there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary or any properties or rights of the Company or any Company Subsidiary before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, that would be required to be disclosed in an Annual Report on Form 10-K or that could reasonably be expected to prevent or delay consummation of the Merger, or otherwise prevent or delay the Company from performing its obligations under this Agreement. None of the claims, actions, suits, proceedings and investigations so set forth could reasonably be expected to have a Company Material Adverse Effect. There are no pending or threatened claims asserting any rights to indemnification under the Agreement and Plan of Reorganization, dated as of September 12, 2000 (the "Reorganization Agreement"), by and among the Company, Apollo Real Estate Investment Fund, L.P., Blackacre WPH, LLC, Highridge Pacific Housing Investors, L.P., AP WP Partners, L.P.,

                                         D.R. Horton, Inc. / Schuler Homes, Inc.
                                                    Agreement and Plan of Merger

AP Western GP Corporation, AP LHI, Inc. and LAMCO Housing, Inc., and, to the knowledge of the Company, no reasonable basis exists for any such claim.

3.15 EMPLOYEE BENEFIT PLANS.

         3.15.1 COMPANY EMPLOYEE PLANS. SECTION 3.15.1 of the Company Disclosure Schedule lists all employee pension plans (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), all employee welfare plans (as defined in Section 3(1) of ERISA) and all other bonus, stock option, stock purchase, performance share, stock appreciation or other equity based compensation, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements, and any employment, executive compensation, consulting or severance agreements, performance pay, loan or loan guarantee, plant closing, change of control or other non-ERISA plans, written or otherwise, for the benefit of, or relating to, any current or former employee or director of or consultant to the Company, any trade or business (whether or not incorporated) which is or was a member of a controlled group including the Company or which is under common control with the Company (a "Company ERISA Affiliate") within the meaning of
         Section 414 of the Code, or any Company Subsidiary, that the Company, any Company Subsidiary or any Company ERISA Affiliate maintains or pursuant to which has any obligation, as well as each plan with respect to which the Company, any Company Subsidiary or a Company ERISA Affiliate could incur liability under Section 4069 (if such plan has been or were terminated) or Section 4212 of ERISA (collectively the "Company Employee Plans"). There have been made available to DHI copies of (i) each such written Company Employee Plan (other than those referred to in Section 4(b)(4) of ERISA), (ii) the most recent annual report on Form 5500 series, with accompanying schedules and attachments, filed with respect to each Company Employee Plan required to make such a filing, and (iii) the most recent actuarial valuation for each Company Employee Plan subject to Title IV of ERISA. The administrator of the Company Stock Plans has made the determination of comparability pursuant to Article Two, Section III.A(ii) of each Company Stock Plan necessary to prevent the acceleration of exercisability and vesting of any Company Stock Option as a result of the transactions contemplated by this Agreement, except as provided in
         SECTION 2.1.6. The Plan Administrator of the Company Stock Purchase Plan has made a determination that the transactions contemplated by this Agreement shall constitute a Change in Control for the purposes of the Company Stock Purchase Plan.

         3.15.2 ABSENCE OF CERTAIN EVENTS. (i) None of the Company Employee Plans provides retiree medical or other retiree welfare benefits to any person (other than as required under COBRA), and none of the Company Employee Plans is a "multiemployer plan" as such term is defined in
         Section 3(37) of ERISA; (ii) there has been no non-exempt "prohibited transaction," as such term is defined in Section 406 of ERISA and
         Section 4975 of the Code, with respect to

                                         D.R. Horton, Inc. / Schuler Homes, Inc.
                                                    Agreement and Plan of Merger
         any Company Employee Plan, which would result in a Company Material Adverse Effect; (iii) all Company Employee Plans are in compliance with the requirements prescribed by any and all statutes (including ERISA and the Code), orders, or governmental rules and regulations currently in effect with respect thereto (including all applicable requirements for notification to participants or the Department of Labor, the Pension Benefit Guaranty Corporation (the "PBGC"), Internal Revenue Service (the "IRS") or Secretary of the Treasury) except as would not individually or in the aggregate result in a Company Material Adverse Effect, and the Company and each Company Subsidiary have performed all obligations required to be performed by them under, and are not in default under or violation of any of the Company Employee Plans except as would not individually or in the aggregate result in a Company Material Adverse Effect; (iv) each Company Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code is so qualified and is the subject of a favorable determination letter from the IRS; (v) all contributions required to be made to any Company Employee Plan pursuant to Section 412 of the Code, or the terms of the Company Employee Plan or any collective bargaining agreement, have been made on or before their due dates; (vi) with respect to each Company Employee Plan subject to Title IV of ERISA, no "reportable event" within the meaning of Section 4043 of ERISA nor any event described in Section 4062, 4063 or 4041 of ERISA has occurred; (vii) neither the Company nor any Company ERISA Affiliate has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than liability for premium payments to the PBGC arising in the ordinary course); (viii) except as provided by Sections 204(h), 4041(a)(2) or 104(b)(1) of ERISA, each Company Employee Plan can be amended or terminated at any time without approval from any person, without advance notice, and without any liability other than for benefits accrued prior to such amendment or termination; (ix) except as set forth in SECTION 3.15.2 of the Company Disclosure Schedule, all benefits due under each Employee Plan have been timely paid and there is no material lawsuit or claim, other than routine uncontested claims for benefits, pending, or to the knowledge of the Company, any Company ERISA Affiliate or Company Subsidiary, threatened, against any Company Employee Plan or the fiduciaries of any such plan or otherwise involving or pertaining to any such plan, and no basis exists for any such lawsuit or claim; (x) except as set forth in
         SECTION 3.15.2 of the Company Disclosure Schedule, no Company Employee Plan provides for any severance pay, accelerated payments, deemed satisfaction of goals or conditions, new or increased benefits, forgiveness or modification of loans, or vesting conditioned in whole or in part upon a change in control of the Company, any Company ERISA Affiliate or Company Subsidiary, or any plant closing; (xi) no agreement, commitment, or obligation exists to increase any benefits under any Company Employee Plan or to adopt any new Company Employee Plan; and (xii) no Company Employee Plan has any unfunded accrued benefits that are not fully reflected in the Company's financial statements.

                                         D.R. Horton, Inc. / Schuler Homes, Inc.
                                                    Agreement and Plan of Merger

3.16 LABOR MATTERS. (i) There are no controversies pending or, to the knowledge of the Company, threatened, between the Company or any Company Subsidiary and any of their respective employees, which controversies have had or could reasonably be expected to have a Company Material Adverse Effect; (ii) neither the Company nor any Company Subsidiary is a party to any material collective bargaining agreement or other labor union contract applicable to persons employed by the Company or any Company Subsidiary, nor does the Company know of any activities or proceedings of any labor union to organize any such employees; and (iii) the Company has no knowledge of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of the Company or any Company Subsidiary which could reasonably be expected to have a Company Material Adverse Effect. To the knowledge of the Company, as of the date hereof, no executive or management employee of the Company or any of the Company Subsidiaries intends to terminate his employment in connection with the Merger.

3.17 RESTRICTIONS ON BUSINESS ACTIVITIES. Except for this Agreement, there is no agreement, judgment, injunction, order or decree binding upon the Company or any Company Subsidiary, or any affiliate thereof, which has or would have the effect of prohibiting the conduct of business by the Company or any Company Subsidiary as currently conducted, except for any prohibitions as would not, individually or in the aggregate, have a Company Material Adverse Effect.

3.18 REAL PROPERTY. The Company and the Company Subsidiaries have good and marketable (or indefeasible, in jurisdictions where the term "marketable" is not customarily used in such a context) title in fee simple to the real property purported to be owned by them, and, upon the exercise of any options to acquire real property optioned by the Company or any Company Subsidiary, the Company or such Company Subsidiary will have good and marketable (or indefeasible, in jurisdictions where the term "marketable" is not customarily used in such a context) title in fee simple to such optioned property, in each case free and clear of all liens, charges and encumbrances, except liens for Taxes not yet due and payable and such liens or other encumbrances as do not or will not materially interfere with the present use or intended use by the Company and the Company Subsidiaries or materially affect the value of or the ability to market to customers the property affected thereby and that do not, individually or in the aggregate, have a Company Material Adverse Effect. The Company and the Company Subsidiaries hold valid policies of title insurance issued by reputable title insurance companies on each parcel of real property owned by them in amounts equal to the purchase price paid by the Company or such Company Subsidiary at the time of its acquisition thereof. Neither the Company nor any Company Subsidiary has given, nor have they received, any notice or information indicating that the facts set forth in any surveys or title insurance policies are untrue or incorrect in any material respect nor has the Company or the Company Subsidiaries received any notice that a breach or an event of default exists, and no condition or event has occurred that with the giving of notice, the lapse of time, or both would constitute a breach or event of default, by the Company or any Company Subsidiary, or to the knowledge of the Company, any other person with respect to any material contracts, covenants, conditions and restrictions, deeds, deeds of

                                         D.R. Horton, Inc. / Schuler Homes, Inc.
                                                    Agreement and Plan of Merger
trust, rights-of-way, easements, mortgages and other documents granting to the Company or any Company Subsidiary title to or an interest in or otherwise affecting the real property which is material to the operation of the business of the Company and the Company Subsidiaries, as presently conducted or intended to be conducted, except for such breach or event of default that would not, individually or in the aggregate, have a Company Material Adverse Effect. To the knowledge of the Company, no condemnation, eminent domain, or similar proceeding exists, is pending or threatened with respect to, or that could affect, any real property owned or leased by the Company or any Company Subsidiary that would reasonably be expected to have a Company Material Adverse Effect. There is no judgment, injunction, order, decree, statute, ordinance, rule, regulation, moratorium, or other action by a Governmental Entity, or to the knowledge of the Company, pending before or being considered by a Governmental Entity, which has or would have the effect of restricting the conduct of business by the Company or any Company Subsidiary as currently conducted or intended to be conducted by them, except for any restrictions as would not, individually or in the aggregate, have a Company Material Adverse Effect. No developer-related charges or assessments for off-site improvements payable to any public authority or any other person for public improvements are unpaid (other than those reflected on the Company Balance Sheet or incurred since the date of the Company Balance Sheet in the ordinary course of the Company's business consistent with past practices), except for charges or assessments as would not, individually or in the aggregate, have a Company Material Adverse Effect. To the knowledge of the Company, there is no material impediment to obtaining any permits or governmental approvals required to develop lots or construct homes on undeveloped real property held by the Company or a Company Subsidiary for such purpose (the "Company Development Properties"), except for such as is not reasonably likely to result in a Company Material Adverse Effect. The Company Development Properties have access to public streets, and are serviced (or will be serviced in accordance with "will serve letters" issued by the appropriate utility provider), in all material respects, by water, gas and electricity and other services that may be necessary to construct homes on such properties, and to the knowledge of the Company such utilities and other services are or will be adequate for the current and intended use of such property. All material leases pursuant to which the Company or any Company Subsidiary leases from others real or personal property are valid and in full force and effect and no default or event of default by the Company or the Company Subsidiaries has occurred thereunder, except where the lack of such validity and effectiveness or the existence of such defaults or event of defaults would not, individually or in the aggregate, have a Company Material Adverse Effect.

3.19 TAXES.

         (a) For purposes of this Agreement, "Tax" or "Taxes" shall mean taxes, fees, levies, duties, tariffs, imposts, and governmental impositions or charges of any kind, in the nature of taxes, payable to any federal, state, local or foreign taxing authority, including, without limitation, (i) income, franchise, profits, gross receipts, ad valorem, net worth, value added, sales, use, service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, social security, workers'

                                         D.R. Horton, Inc. / Schuler Homes, Inc.
                                                    Agreement and Plan of Merger
compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, including interest, penalties, additional taxes and additions to tax imposed with respect thereto, (ii) any liability for payment of amounts described in clause (i) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise through operation of law, and (iii) any liability for the payment of amounts described in clauses (i) or (ii) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other person. For purposes of this Agreement, "Tax Returns" shall mean returns, reports, and information statements with respect to Taxes required to be filed with the IRS or any other taxing authority, domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns.

         (b) Except as provided in SECTION 3.19 of the Company Disclosure
Schedule:

                  (i) The Company and the Company Subsidiaries have duly and timely (with due regard to valid extensions properly secured) filed all Tax Returns related to Federal income Taxes and all other material Tax Returns required to be filed by them prior to the date of this Agreement. All such Tax Returns are true, correct and complete in all material respects as filed (or as validly amended thereafter). Each of the Company and the Company Subsidiaries has timely (with due regard to valid extensions properly secured) paid in full all Taxes it is required to have paid, except to the extent of items which have been adequately reserved against in accordance with generally accepted accounting principles in the 2001 Company Balance Sheet included in the Company's June 30, 2001 Form 10-Q. The liabilities and reserves for Taxes reflected in the 2001 Company Balance Sheet included in the Company's June 30, 2001 Form 10-Q cover all Taxes for all periods ended at or prior to the date of such balance sheet and have been determined in accordance with generally accepted accounting principles and all Taxes of the Company accrued following the end of the most recent period covered by the financial statements included in the Company's June 30, 2001 Form 10-Q have been accrued in the ordinary course of business of the Company and do not materially exceed comparable amounts incurred in similar periods in prior years (taking into account any changes in the Company's operating results).

                  (ii) The Company and the Company Subsidiaries have at all times complied in all material respects with applicable laws pertaining to Taxes, including, without limitation, all applicable laws relating to record retention.

                  (iii) No Federal income Tax Return, or material state, local or foreign Tax Return of the Company or any Company Subsidiary is the subject of a pending audit or other administrative proceeding or court proceeding. Neither the Company nor any of the Company Subsidiaries is aware of any claim by any Tax jurisdiction that the Company or any Company Subsidiary has been required to file a Tax Return, but has failed to do so. Neither the Company nor any of the Company Subsidiaries has requested an extension of time to file any Tax Return

                                         D.R. Horton, Inc. / Schuler Homes, Inc.
                                                    Agreement and Plan of Merger
         not yet filed, nor has been granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax not yet paid. Neither the Company nor any Company Subsidiary has granted a power of attorney that will be outstanding on the Closing Date with respect to any material matter related to Taxes. In the past two years neither the Company nor any Company Subsidiary has entered into any closing agreement with respect to any Federal income Taxes or any other material Taxes that has the effect of materially increasing the liability for Taxes for any taxable year of the Company for which Tax Returns have not been filed.

                  (iv) All Taxes that were required to be collected or withheld by the Company or any of the Company Subsidiaries have been duly collected or withheld, and all such Taxes that the Company or any of the Company Subsidiaries were required to remit to any taxing authority have been duly remitted, except where a failure to collect, withhold or remit Taxes does not have a material adverse effect on the Company or any of the Company Subsidiaries.

                  (v) Neither the Company nor any of the Company Subsidiaries is required to include in income any adjustment pursuant to Section 481 or 263A of the Code (or similar provisions of other law or regulation) by reason of a change in accounting method, nor has the Company or any of the Company Subsidiaries received notice that the IRS (or other taxing authority) has proposed, or is considering, any such change in accounting method. The Company has not taken any action that is not in accordance with past practice that could defer a liability for Taxes of the Company from any taxable period ending on or before the Closing Date to any taxable period ending after such date.

                  (vi) The Company has no foreign stockholders for whom shares of Company Common Stock are United States real property interests as defined in Section 897 of the Code.

                  (vii) Neither the Company nor any of the Company Subsidiaries has entered into any compensatory agreements with respect to the performance of services under which payment would, separately or in the aggregate in connection with this Agreement or any change in control, result in a nondeductible expense to the Company or any of the Company Subsidiaries pursuant to Sections 162(m) or 280G of the Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Code.

                  (viii) There are no liens for Taxes (other than for current Taxes not yet due and payable or for other immaterial Taxes that are being contested in good faith) upon the assets of the Company or any Company Subsidiary.

                  (ix) Neither the Company nor any Company Subsidiary is a party to or bound by any tax indemnity, tax sharing or tax allocation agreement (other than agreements solely between the Company and its direct or indirect wholly-owned



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                                         D.R. Horton, Inc. / Schuler Homes, Inc.
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

         subsidiaries or among direct or indirect wholly-owned subsidiaries of the Company). Neither the Company nor any Company Subsidiary has any liability for Taxes of any person (other than the Company and the Company Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local or foreign income Tax law), as transferee or successor, by contract or otherwise.

                  (x) Neither the Company nor any Company Subsidiary has been a "distributing corporation" or a "controlled corporation" in connection with a distribution described in Section 355 of the Code within the past two years.

                  (xi) Neither the Company nor any Company Subsidiary has participated in or cooperated with an international boycott as that term is used in Section 899 of the Code.

                  (xii) The Company does not own directly any interests in any entities that are classified as partnerships for federal and state income Tax purposes.

3.20 INTELLECTUAL PROPERTY. The Company and the Company Subsidiaries own, or are licensed or otherwise possess legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or material that are used in the business of the Company and the Company Subsidiaries as currently conducted, except as would not, individually or in the aggregate, have a Company Material Adverse Effect.

3.21 ENVIRONMENTAL MATTERS. Except for such matters that, individually or in the aggregate, would not have a Company Material Adverse Effect: (a) the Company and the Company Subsidiaries have all environmental permits which are necessary to enable them to conduct their businesses as they are currently being conducted without violating any Environmental Law, and the Company and the Company Subsidiaries have complied with all their environmental permits and with all applicable Environmental Laws; (b) the properties currently owned or operated by the Company or any Company Subsidiary (including soils, groundwater, surface water, buildings or other structures) do not contain and, to the Company's knowledge, have not previously contained any Hazardous Substances; (c) the properties formerly owned or operated by the Company or any Company Subsidiary did not contain any Hazardous Substances at any time during the period of ownership or operation by the Company or the Company Subsidiary; (d) neither the Company nor any Company Subsidiary has disposed of any Hazardous Substance on any third party property which could reasonably be expected to result in any liability under Environmental Law; (e) neither the Company nor any Company Subsidiary has released any Hazardous Substance from any property owned or operated by any of them which could reasonably be expected to result in any liability under Environmental Law; (f) neither the Company nor any Company Subsidiary has received any written notice, demand, letter, claim or request for information alleging that the Company or any Company Subsidiary may be in violation of or liable under any Environmental Law; (g)



                                       26

                                         D.R. Horton, Inc. / Schuler Homes, Inc.
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

neither the Company nor any Company Subsidiary is a party to any orders, decrees, injunctions or agreements with any Governmental Entity or is a party to any indemnity or other agreement with any third party which is expected to result in liability on the Company or any Company Subsidiary under any Environmental Law; (h) there are no circumstances, conditions or activities involving the Company or any Company Subsidiary that could reasonably be expected to result in any liability or costs to the Company or any Company Subsidiary or any restrictions on the ownership, use or transfer of any property now owned by the Company or a Company Subsidiary pursuant to any Environmental Law; and (i) to the knowledge of the Company, none of the properties now owned or operated by the Company or any Company Subsidiary contains any underground storage tanks.

         As used herein, "Environmental Law" means any federal, state, local or foreign law, regulation, rule, treaty, order, decree, permit, authorization, or the common law or any requirement of any governmental authority relating to: (A) the protection, investigation or restoration of the environment, or natural resources; (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance; or (C) noise, odor, wetlands, pollution, contamination or injury or threat of injury to persons or property; and "Hazardous Substance" means any substance that is listed or regulated by any Environmental Law, including any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon.

3.22 INTERESTED PARTY TRANSACTIONS. Except as set forth in SECTION 3.22 of the Company Disclosure Schedule or in the Company SEC Reports, since the date of the Company's proxy statement dated July 30, 2001, no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction, pursuant to Item 404 of Regulation S-K promulgated by the SEC.

3.23 INSURANCE. The Company maintains insurance with financially responsible insurance companies in amounts customary in its industry to insure it against risks and losses associated with the operation of the business and properties of the Company and the Company Subsidiaries.

3.24 OPINION OF FINANCIAL ADVISORS. The Company Board has received the opinion of the Company's financial advisors, UBS Warburg LLC ("UBS Warburg"), to the effect that, as of the date of this Agreement, the Merger Consideration is fair from a financial point of view to the stockholders of the Company, and the Company will deliver a copy of such written opinion to DHI promptly after the date hereof.

3.25 BROKERS. No broker, finder or investment banker (other than UBS Warburg) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.



                                       27

                                         D.R. Horton, Inc. / Schuler Homes, Inc.
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

3.26 STATE TAKE-OVER STATUTES. The action of the Company Board of Directors in approving the Merger and this Agreement is sufficient to render inapplicable to the Merger the provisions of Section 203 of the Delaware Law. No other state take-over statute or similar statute or regulation applies, or purports to apply, to the transactions contemplated hereby.

3.27 TAX TREATMENT. Neither the Company nor, to the knowledge of the Company, any of its affiliates has taken or agreed to take any action, nor to the knowledge of the Company is there any fact or circumstance relating to the Company, that would prevent the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code.

3.28 AFFILIATES. Except for the directors and executive officers of the Company, each of whom is listed in SECTION 3.28 of the Company Disclosure Schedule and any other person or entity listed in SECTION 3.28 of the Company Disclosure Schedule, there are no persons or entities that may be deemed to be affiliates of the Company under Rule 145 of the Securities Act ("Company Affiliates").

3.29 VOTE REQUIRED. At the Company Stockholder Meeting or any adjournment or postponement thereof, the affirmative vote of the holders of a majority of the votes cast by the holders of the Class A Common Stock voting as a class, the Class B Common Stock voting as a class, and the Company Common Stock entitled to vote at the Company Stockholder Meeting are the only votes of the holders of any class or series of capital stock of the Company necessary to adopt this Agreement.

3.30 TAX TREATMENT OF REORGANIZATION. The Merger shall not negatively affect the intended Tax treatment of the transactions effected pursuant to the Reorganization Agreement or the applicability of any rulings from any taxing authority with respect thereto.

                                   ARTICLE 4

                      REPRESENTATIONS AND WARRANTIES OF DHI

         DHI hereby represents and warrants to the Company that, except as set forth in the written disclosure schedule delivered on or prior to the date hereof by DHI to the Company that is arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this ARTICLE 4 (the "DHI Disclosure Schedule"):

4.1 ORGANIZATION, EXISTENCE AND GOOD STANDING OF DHI. DHI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. DHI has all necessary corporate power and authority to own its properties and assets and to carry on its business as presently conducted. DHI is qualified to do business and is in good standing in each jurisdiction where the nature or character of the property owned, leased or operated by it or the nature of the business transacted by it makes such qualification necessary, except where the failure to be so qualified or be in good standing



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                                         D.R. Horton, Inc. / Schuler Homes, Inc.
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

would not have a DHI Material Adverse Effect. DHI has delivered to the Company a complete and correct copy of its Amended and Restated Certificate of Incorporation and Bylaws as most recently restated and subsequently amended to the date hereof.

4.2 ORGANIZATION, EXISTENCE AND GOOD STANDING OF THE DHI SUBSIDIARIES. DHI's Annual Report on Form 10-K for the fiscal year ended September 30, 2000 and
SECTION 4.2 of the DHI Disclosure Schedule set forth as of the date hereof lists of all subsidiaries of DHI (a "DHI Subsidiary"), the jurisdiction of incorporation or organization, as applicable, of each DHI Subsidiary, the type of each DHI Subsidiary, the percentage of DHI's and the DHI Subsidiaries' ownership of the outstanding voting stock of each such corporate DHI Subsidiary, the authorized and outstanding capital stock of each such corporate DHI Subsidiary, and the type and percentage of DHI's and the DHI Subsidiaries' ownership interest in each other DHI Subsidiary. Each scheduled DHI Subsidiary is a corporation, business trust, general or limited partnership or limited liability company (as so specified) duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable. Each scheduled DHI Subsidiary has all necessary entity power and authority to own its properties and assets and to carry on its business as presently conducted. Each scheduled DHI Subsidiary is qualified to do business and is in good standing in each jurisdiction where the nature or character of the property owned, leased or operated by it or the nature of the business transacted by it makes such qualification necessary, except where the failure to be so qualified or be in good standing would not have a DHI Material Adverse Effect. Except for the DHI Subsidiaries, as of the date hereof DHI does not, directly or indirectly, own any equity interest in any other corporation, association, partnership, joint venture, business organization or limited liability company or other entity, with respect to which interest DHI or any DHI Subsidiary has invested or is required to invest $100,000 or more, excluding securities in any publicly traded company held for investment and comprising less than five percent of the outstanding voting securities of such company.

4.3 CAPITALIZATION OF DHI AND THE DHI SUBSIDIARIES. The authorized capital stock of DHI consists solely of 200,000,000 shares of the DHI Common Stock and 30,000,000 shares of preferred stock, $.10 par value per share ("DHI Preferred Stock"). As of the date hereof: (i) 76,909,278 shares of the DHI Common Stock are issued and outstanding and no shares of the DHI Common Stock are held in treasury, (ii) 4,332,727 shares of the DHI Common Stock are reserved for future issuance pursuant to outstanding stock options and (iii) no shares of the DHI Preferred Stock are issued and outstanding. All of the outstanding shares of the DHI Common Stock, and all shares of the DHI Common Stock which may be issued prior to the Effective Time upon exercise of any option or conversion right will be, validly issued, fully paid and nonassessable and free of preemptive rights. Except as set forth above, as of the date hereof there are outstanding no shares of capital stock or other voting securities of DHI and no equity equivalent interest in the ownership or earnings of DHI or the DHI Subsidiaries. All of the outstanding shares of capital stock, or other ownership interest, of each DHI Subsidiary is validly issued, fully paid and nonassessable, and is owned by DHI or another DHI Subsidiary, free and clear of all security interests, liens, claims, pledges, charges or other encumbrances of any nature whatsoever.



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                                         D.R. Horton, Inc. / Schuler Homes, Inc.
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

4.4 AUTHORITY RELATIVE TO THIS AGREEMENT. DHI has all necessary corporate power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by DHI and the consummation by DHI of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of DHI are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than the adoption and approval of this Agreement by the holders of a majority of the outstanding shares of the DHI Common Stock entitled to vote in accordance with the Delaware Law and DHI's Amended and Restated Certificate of Incorporation and Bylaws). This Agreement has been duly and validly executed and delivered by DHI and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of DHI enforceable against DHI in accordance with its terms. The Board of Directors of DHI has, at a meeting duly called and held at which all directors of the Company were present, duly and unanimously adopted resolutions (i) approving and declaring the advisability of this Agreement and the Merger in accordance with the Delaware Law and the Company's certificate of incorporation and by-laws, (ii) determining that this Agreement and the Merger are in the best interests of the stockholders of the Company, and (iii) recommending that the stockholders of DHI adopt and approve this Agreement; which resolutions have not been subsequently rescinded, modified or withdrawn in any way.

4.5 NO CONFLICT. The execution and delivery of this Agreement by DHI does not, and the performance of this Agreement by DHI will not, (i) conflict with or violate the Amended and Restated Certificate of Incorporation or Bylaws of DHI,
(ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to DHI or any DHI Subsidiary or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the rights of DHI or any DHI Subsidiary or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration, purchase or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of DHI or any DHI Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument required to be filed as a "material contract" with the SEC pursuant to the requirements of the Exchange Act to which DHI or any DHI Subsidiary is a party or by which DHI or any DHI Subsidiary or any of their respective properties is bound or affected, except in any such case for any such conflicts, violations, breaches, defaults or other occurrences that would not have a DHI Material Adverse Effect.

4.6 REQUIRED FILINGS AND CONSENTS. The execution and delivery of this Agreement by DHI do not, and the performance of this Agreement by DHI will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, any pre-merger notification requirements of the HSR Act, and the filing and recordation of



                                       30

                                         D.R. Horton, Inc. / Schuler Homes, Inc.
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

appropriate merger or other documents as required by the Delaware Law, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent or delay DHI from performing its obligations under this Agreement, or would not otherwise have a DHI Material Adverse Effect.

4.7 COMPLIANCE. Neither DHI nor any DHI Subsidiary is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to DHI or any DHI Subsidiary or by which its or any of their respective properties is bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except in each case for any such conflicts, defaults or violations which would not individually or in the aggregate have a DHI Material Adverse Effect.

4.8 PERMITS. DHI and each DHI Subsidiary hold all permits, licenses, easements, variances, exemptions, consents, certificates, orders and approvals from Governmental Entities necessary for the operation of the business of DHI and the DHI Subsidiaries as it is now being conducted (collectively, the "DHI Permits"), except where the failure to hold such DHI Permits would not have a DHI Material Adverse Effect. DHI and the DHI Subsidiaries are in compliance with the terms of the DHI Permits, except where the failure to so comply would not have a DHI Material Adverse Effect.

4.9 SEC FILINGS. DHI has filed all forms, reports and documents required to be filed with the SEC. DHI has made available to Company (i) its Annual Reports on Form 10-K for the fiscal years ended September 30, 1999 and 2000, (ii) its Quarterly Report on Form 10-Q for the period ended June 30, 2001, (iii) its Proxy Statement, dated December 13, 2000, for its Annual Meeting of Stockholders, (iv) all other reports or registration statements (other than Reports on Form 10-Q not referred to in clause (ii) above) filed by DHI with the SEC since October 1, 1999, and (v) all amendments and supplements to all such reports and registration statements filed by DHI with the SEC since October 1, 2000 (collectively, the "DHI SEC Reports"). The DHI SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the DHI Subsidiaries is required to file any forms, reports or other documents with the SEC.

4.10 FINANCIAL STATEMENTS. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the DHI SEC Reports was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and each fairly presents in all material respects the consolidated financial position of DHI and its consolidated subsidiaries as at the respective dates thereof and the consolidated statements of income and cash flows for the periods indicated, except that the unaudited



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                                         D.R. Horton, Inc. / Schuler Homes, Inc.
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

interim financial statements were or are subject to normal and recurring year-end adjustments. DHI is in full compliance with Section 13(b)(2) of the Exchange Act.

4.11 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in the DHI SEC Reports, since October 1, 2000, there has not occurred: (i) any DHI Material Adverse Effect or any action, change or effect which could reasonably be expected to have a DHI Material Adverse Effect; (ii) any amendments or changes in the Certificate of Incorporation or Bylaws of DHI (except as permitted by SECTION 5.3); (iii) any damage to, destruction or loss of any asset of DHI or any DHI Subsidiary (whether or not covered by insurance) that would have a DHI Material Adverse Effect; (iv) any material change by DHI in its accounting methods, principles or practices; (v) any material revaluation by DHI of any of its assets, including, without limitation, writing off or writing down notes or accounts receivable or inventory other than in the ordinary course of business; or (vi) any action or event that would have required the consent of the Company pursuant to SECTION 5.3 had such action or event occurred after the date of this Agreement.

4.12 NO UNDISCLOSED LIABILITIES. Neither DHI nor any DHI Subsidiary has any liabilities (absolute, accrued, contingent or otherwise), except liabilities (a) in the aggregate adequately provided for in DHI's unaudited balance sheet (including any related notes thereto) as of June 30, 2001 (the "2001 DHI Balance Sheet"), (b) incurred in the ordinary course of business before the date of the 2001 DHI Balance Sheet and not required under generally accepted accounting principles to be reflected on the 2001 DHI Balance Sheet, (c) disclosed in the DHI SEC Reports, or (d) incurred since June 30, 2001, that would not, individually or in the aggregate, have a DHI Material Adverse Effect.

4.13 ABSENCE OF LITIGATION. Except as set forth in the DHI SEC Reports, there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of DHI, threatened against DHI or any DHI Subsidiary or any properties or rights of DHI or any DHI Subsidiary before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, that would have a DHI Material Adverse Effect or that could reasonably be expected to prevent or delay consummation of the Merger, or otherwise prevent or delay DHI from performing its obligations under this Agreement.

4.14 EMPLOYEE BENEFIT PLANS.

         4.14.1 DHI EMPLOYEE PLANS. SECTION 4.14.1 of the DHI Disclosure Schedule lists as of the date hereof all employee pension plans (as defined in Section 3(2) of ERISA, all employee welfare plans (as defined in Section 3(1) of ERISA) and all other bonus, stock option, stock purchase, performance share, stock appreciation or other equity based compensation, incentive, deferred compensation, supplemental retirement, severance, loan or loan guarantee, plant closing, change of control or other non-ERISA plans and other similar fringe or employee benefit plans, programs or arrangements for the benefit of employees generally of DHI, any trade or business (whether or not incorporated) which as of the date hereof is a member of a controlled group including DHI or which is



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                                         D.R. Horton, Inc. / Schuler Homes, Inc.
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

         under common control with DHI (a "DHI ERISA Affiliate") within the meaning of Section 414 of the Code, or any DHI Subsidiary, as well as each plan as of the date hereof with respect to which DHI or a DHI ERISA Affiliate could incur liability under Section 4069 (if such plan has been or were terminated) or Section 4212 of ERISA (collectively the "DHI Employee Plans"). There have been made available to the Company copies of (i) each such written DHI Employee Plan (other than those referred to in Section 4(b)(4) of ERISA), (ii) the most recent annual report on Form 5500 series, with accompanying schedules and attachments, filed with respect to each DHI Employee Plan required to make such a filing, and (iii) the most recent actuarial valuation for each DHI Employee Plan subject to Title IV of ERISA.

         4.14.2 ABSENCE OF CERTAIN EVENTS. (i) None of the DHI Employee Plans provides retiree medical or other retiree welfare benefits to any person (other than as required under COBRA), and none of the DHI Employee Plans is a "multiemployer plan" as such term is defined in
         Section 3(37) of ERISA; (ii) there has been no non-exempt "prohibited transaction," as such term is defined in Section 406 of ERISA and
         Section 4975 of the Code, with respect to any DHI Employee Plan, which would result in a DHI Material Adverse Effect; (iii) all DHI Employee Plans are in compliance with the requirements prescribed by any and all statutes (including ERISA and the Code), orders or governmental rules and regulations currently in effect with respect thereto (including all applicable requirements for notification to participants or the Department of Labor, the PBGC, IRS or Secretary of the Treasury) except as would not individually or in the aggregate result in a DHI Material Adverse Effect, and DHI and each DHI Subsidiary have performed all obligations required to be performed by them under, and are not in default under or violation of, any of the DHI Employee Plans except as would not individually or in the aggregate result in a DHI Material Adverse Effect; (iv) each DHI Employee Plan intended to qualify under
         Section 401(a) of the Code and each trust intended to qualify under
         Section 501(a) of the Code is the subject of a favorable determination letter from the IRS; (v) all contributions required to be made to any DHI Employee Plan pursuant to Section 412 of the Code, or the terms of the DHI Employee Plan or any collective bargaining agreement, have been made on or before their due dates; (vi) with respect to each DHI Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA nor any event described in Section 4062, 4063 or 4041 of ERISA has occurred; and (vii) neither DHI nor any DHI ERISA Affiliate has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than liability for premium payments to the PBGC arising in the ordinary course).

4.15 LABOR MATTERS. Except as set forth in SECTION 4.15 of the DHI Disclosure
Schedule: (i) there are no controversies pending or, to the knowledge of DHI, threatened, between DHI or any DHI Subsidiary and any of their respective employees, which controversies have had or could reasonably be expected to have a DHI Material Adverse Effect; (ii) neither DHI nor any DHI Subsidiary is a party to any material collective



                                       33

                                         D.R. Horton, Inc. / Schuler Homes, Inc.
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

bargaining agreement or other labor union contract applicable to persons employed by DHI or any DHI Subsidiary, nor does DHI know of any activities or proceedings of any labor union to organize any such employees; and (iii) DHI has no knowledge of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of DHI or any DHI Subsidiary which could reasonably be expected to have a DHI Material Adverse Effect.

4.16 REAL PROPERTY. DHI and the DHI Subsidiaries have good and marketable (or indefeasible, in jurisdictions where the term "marketable" is not customarily used in such context) title in fee simple, to the real property purported to be owned by them, and, upon the exercise of any options to acquire real property optioned by DHI or any DHI Subsidiary, DHI or such DHI Subsidiary will have good and marketable (or indefeasible, in jurisdictions where the term "marketable" is not customarily used in such a context) title in fee simple to such optioned property, in each case free and clear of all liens, charges and encumbrances, except liens for Taxes not yet due and payable and such liens or other encumbrances as do not or will not materially interfere with the present use or intended use by DHI and the DHI Subsidiaries or materially affect the value of or the ability to market to customers the property affected thereby and that do not, individually or in the aggregate, have a DHI Material Adverse Effect. DHI and the DHI Subsidiaries hold valid policies of title insurance issued by reputable title insurance companies on each parcel of real property owned by them in amounts equal to the purchase price paid by DHI or such DHI Subsidiary at the time of its acquisition thereof. Neither DHI nor any DHI Subsidiary has given, nor have they received, any notice or information indicating that the facts set forth in any surveys or title insurance policies are untrue or incorrect in any material respect nor has DHI or the DHI Subsidiaries received any notice that a breach or an event of default exists, and no condition or event has occurred that with the giving of notice, the lapse of time, or both would constitute a breach or event of default, by DHI or any DHI Subsidiary, or to the knowledge of DHI, any other person with respect to any material contracts, covenants, conditions and restrictions, deeds, deeds of trust, rights-of-way, easements, mortgages and other documents granting to DHI or any DHI Subsidiary title to or an interest in or otherwise affecting the real property which is material to the operation of the business of DHI and the DHI Subsidiaries, as presently conducted or intended to be conducted, except for such breach or event of default that would not, individually or in the aggregate, have a DHI Material Adverse Effect. To the knowledge of DHI, no condemnation, eminent domain, or similar proceeding exists, is pending or threatened with respect to, or that could affect, any real property owned or leased by DHI or any DHI Subsidiary that would reasonably be expected to have a DHI Material Adverse Effect. There is no judgment, injunction, order, decree, statute, ordinance, rule, regulation, moratorium, or other action by a Governmental Entity, or to the knowledge of DHI, pending before or being considered by a Governmental Entity, which has or would have the effect of restricting the conduct of business by DHI or any DHI Subsidiary as currently conducted or intended to be conducted by them, except for any restrictions as would not, individually or in the aggregate, have a DHI Material Adverse Effect. No developer-related charges or assessments for off-site improvements payable to any public authority or any other person for public improvements are unpaid (other than those reflected on the DHI



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                                         D.R. Horton, Inc. / Schuler Homes, Inc.
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Balance Sheet or incurred since the date of the DHI Balance Sheet in the ordinary course of DHI's business consistent with past practices), except for charges or assessments as would not, individually or in the aggregate, have a DHI Material Adverse Effect. To the knowledge of DHI, there is no material impediment to obtaining any permits or governmental approvals required to construct homes on undeveloped real property held by DHI or a DHI Subsidiary for such purpose (the "DHI Development Properties"), except for such as is not reasonably likely to result in a DHI Material Adverse Effect. The DHI
Development Properties have access to public streets, and are serviced (or will be serviced in accordance with "will serve letters" issued by the appropriate utility provider), in all material respects, by water, gas and electricity and other services which may be necessary to construct homes on such property, and to the knowledge of DHI such utilities and other services are or will be adequate for the current and intended use of such property. All material leases pursuant to which DHI or any DHI Subsidiary leases from others real or personal property are valid and in full force and effect and no default or event of default by DHI or a DHI Subsidiary has occurred thereunder, except where the lack of such validity and effectiveness or the existence of such defaults or event of defaults would not, individually or in the aggregate, have a DHI Material Adverse Effect.

4.17 TAXES. DHI and the DHI Subsidiaries have duly and timely (with due regard to valid extensions properly secured) filed all Tax Returns related to Federal income Taxes and all other material Tax Returns required to be filed by them prior to the date of this Agreement. All such Tax Returns are true, correct and complete in all material respects as filed (or as validly amended thereafter). Each of DHI and the DHI Subsidiaries has timely (with due regard to valid extensions properly secured) paid in full all Taxes it is required to have paid, except to the extent of items which have been adequately reserved against in accordance with generally accepted accounting principles in the balance sheet at June 30, 2001, included in DHI's June 30, 2001 Form 10-Q.

4.18 ENVIRONMENTAL MATTERS. Except for such matters that, individually or in the aggregate, would not have a DHI Material Adverse Effect: (a) DHI and the DHI Subsidiaries have all environmental permits which are necessary to enable them to conduct their businesses as they are currently being conducted without violating any Environmental Law, and DHI and the DHI Subsidiaries have complied with all their environmental permits and have complied with all applicable Environmental Laws; (b) the properties currently owned or operated by DHI or any DHI Subsidiary (including soils, groundwater, surface water, buildings or other structures) do not contain and, to DHI's knowledge, have not previously contained any Hazardous Substances; (c) the properties formerly owned or operated by DHI or any DHI Subsidiary did not contain any Hazardous Substances at any time during the period of ownership or operation by DHI or the DHI Subsidiary; (d) neither DHI nor any DHI Subsidiary has disposed of any Hazardous Substance on any third party property which could reasonably be expected to result in any liability under any Environmental Law; (e) neither DHI nor any DHI Subsidiary has released any Hazardous Substance from any property owned or operated by any of them which could reasonably be expected to result in any liability under any Environmental Law; (f) neither DHI nor any DHI Subsidiary has received any written notice, demand, letter, claim or request for information alleging that DHI or any DHI



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                                         D.R. Horton, Inc. / Schuler Homes, Inc.
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Subsidiary may be in violation of or liable under any Environmental Law; (g)
neither DHI nor any DHI Subsidiary is a party to any orders, decrees, injunctions or agreements with any Governmental Entity or is a party to any indemnity or other agreement with any third party which is expected to result in liability on DHI or any DHI Subsidiary under any Environmental Law; (h) there are no circumstances, conditions or activities involving DHI or any DHI Subsidiary that could reasonably be expected to result in any liability or costs to DHI or any DHI Subsidiary or any restrictions on the ownership, use or transfer of any property now owned by DHI or a DHI Subsidiary pursuant to any Environmental Law; and (i) to the knowledge of DHI, none of the properties now owned or operated by DHI or any DHI Subsidiary contains any underground storage tanks.

4.19 INSURANCE. DHI maintains insurance with financially responsible insurance companies in amounts customary in its industry to insure it against risks and losses associated with the operation of the business and properties of DHI and the DHI Subsidiaries.

4.20 BROKERS. No broker, finder, investment banker (other than Banc of America Securities LLC ("BOA")) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of DHI.

4.21 DHI COMMON STOCK. On the Closing Date, DHI will have a sufficient number of authorized but unissued or treasury shares of the DHI Common Stock available for issuance to the holders of the Company Shares and Company Stock Options and participants in the Company Stock Purchase Plan in accordance with the provisions of this Agreement. The DHI Common Stock to be issued pursuant to this Agreement will, when so delivered, be (i) duly and validly issued, fully paid and nonassessable, and (ii) listed on the New York Stock Exchange ("NYSE"), upon official notice of issuance.

4.22 SUFFICIENT FUNDS. At the Effective Time, DHI will have available to it sufficient funds, whether from working capital or drawing from its existing credit facilities, to pay the Merger Consideration with respect to the cash component of the Merger Agreement and to satisfy all debt obligations of the Company as a result of the Merger, if any, including without limitation the obligations of the Company to repurchase the Company's (i) 9% Senior Notes due 2008, (ii) 9?% Senior Notes due 2009 and (iii) 10 1/2% Senior Subordinated Notes due 2011.

4.23 OPINION OF FINANCIAL ADVISOR. The DHI Board has received the opinion of DHI's financial advisors, BOA, to the effect that, as of the date of this Agreement, the Merger Consideration is fair from a financial point of view to DHI, and DHI will deliver a copy of such written opinion to the Company promptly after the date hereof.

4.24 TAX TREATMENT. Neither DHI nor, to the knowledge of DHI, any of its affiliates has taken or agreed to take any action, nor to the knowledge of DHI is there any fact or circumstance relating to DHI, that would prevent the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code.



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                                         D.R. Horton, Inc. / Schuler Homes, Inc.
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

                                   ARTICLE 5

                     CONDUCT OF BUSINESS PENDING THE MERGER

5.1 CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER. The Company covenants and agrees that, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, unless DHI shall otherwise agree in writing, the Company shall conduct its business and shall cause the businesses of the Company Subsidiaries to be conducted only in, and the Company and the Company Subsidiaries shall not take any action except in, the ordinary course of business in the manner consistent with past practice. The Company shall use reasonable commercial efforts to preserve substantially intact the business organization of the Company and the Company Subsidiaries, to keep available the services of the present officers, employees and consultants of the Company and the Company Subsidiaries and to preserve the present relationships of the Company and the Company Subsidiaries with customers, suppliers and other persons with which the Company or any Company Subsidiary has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement, neither the Company nor any Company Subsidiary shall, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, directly or indirectly do any of the following without the prior written consent of DHI:

         (a) amend or otherwise change the Certificate of Incorporation or Bylaws of the Company or the organizational documents of any Company Subsidiary;

         (b) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest) in the Company (except for the issuance of shares of Company Common Stock pursuant to any previously granted Company Stock Option or under the Company Stock Purchase
Plan);

         (c) sell, pledge, dispose of or encumber any assets of the Company or any Company Subsidiary, except for (i) sales of assets in the ordinary course of business in a manner consistent with past practice, (ii) disposition of obsolete or worthless assets, (iii) sales of immaterial assets not in excess of $250,000 individually, and (iv) liens on assets to secure purchase money and construction financings in the ordinary course of business consistent with past practice or arising under the Company's existing revolving and warehouse lines of credit and other non-monetary encumbrances entered into in the ordinary course of business consistent with past practice;

         (d) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly owned Company Subsidiary may declare and pay a dividend or make advances to its parent or the Company, (ii) split, combine or reclassify



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any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, or permit any Company Subsidiary to purchase, repurchase, redeem or otherwise acquire, any of its securities, including, without limitation, shares of Company Common Stock or any option, warrant or right, directly or indirectly, to acquire shares of Company Common Stock, or propose to do any of the foregoing;

         (e) except as set forth in SECTION 5.1(e) of the Company Disclosure Schedule, (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any person, except under existing lines of credit in the ordinary course of business consistent with past practice, or make any loans or advances (other than loans or advances to or from direct or indirect wholly owned Company Subsidiaries or pursuant to existing contracts or contracts for the acquisition or development of land entered into in the ordinary course of business consistent with past practice), (iii) enter into or amend any contract or agreement, other than in the ordinary course of business consistent with past practice, that is or would be a Material Contract or is otherwise material to the Company and the Company Subsidiaries taken as a whole; or (iv) authorize any capital expenditures or purchase of fixed assets (other than the purchase of land in the ordinary course of business consistent with past practice) which are, in the aggregate, in excess of $100,000 individually or $1,000,000 in the aggregate;

         (f) except as may be required by law, increase the compensation payable or to become payable to its officers or employees, grant any severance or termination pay to, or enter into any employment or severance agreement with any director, officer or other employee of the Company or any Company Subsidiary, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees, except increases in annual compensation for employees in the ordinary course consistent with past practice to the extent such compensation increases do not result in a material increase in compensation expense to the Company;

         (g) change accounting policies or procedures (including, without limitation, procedures with respect to revenue recognition, payments of accounts payable and collection of accounts receivable);

         (h) except as provided in SECTION 5.4, make any material Tax election inconsistent with past practice or settle or compromise any material federal, state, local or foreign Tax liability or agree to an extension of a statute of limitations with respect to any material amount of Tax, except to the extent the amount of any such settlement or



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                                         D.R. Horton, Inc. / Schuler Homes, Inc.
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compromise has been reserved for in the financial statements contained in the
Company SEC Reports filed prior to the date hereof; and

         (i) take, or agree to take, any of the actions described in SECTIONS 5.1(a) through (h) above, or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect in any material respect as contemplated hereby or prevent the Company from performing or cause the Company not to perform in any material respect its covenants hereunder.

5.2 NO SOLICITATION.

         (a) The Company shall, and shall cause the Company Subsidiaries and its and their respective officers, directors, employees, investment bankers, attorneys and other representatives and agents to, immediately cease any discussions or negotiations with any parties with respect to any Third Party Acquisition. The Company shall not, nor shall the Company authorize or permit any Company Subsidiary or any of its or their respective officers, directors, employees, investment bankers, attorneys and other representatives or agents to, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with or provide any information to any person or group (other than DHI or any designees of DHI) concerning, or take any other action designed to facilitate any inquiries or the making of any proposal concerning, any Third Party Acquisition; provided, however, that (i) nothing herein shall prevent the Company Board from complying with Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to any tender offer or exchange offer; and (ii) the Company may make inquiry of and participate in discussions with any person or group who has submitted after the date hereof an unsolicited and unencouraged Superior Proposal if, and to the extent, the Company Board determines in its good faith judgment, after consultation with and advice from outside legal counsel, that it is necessary to do so in order to comply with its fiduciary duties and, before making such inquiry or participating in such discussions, it receives from such person or group an executed confidentiality agreement with terms no less favorable to the Company than those contained in the Confidentiality Letter, which agreement does not provide for any payments by the Company. The Company shall promptly (but no later than 24 hours after receipt) notify DHI in the event it receives any proposal or inquiry concerning a Third Party Acquisition, including the terms and conditions thereof and the identity of the party submitting such proposal or inquiry (all in reasonable detail), and shall advise DHI promptly of any developments concerning the same and the status thereof.

         (b) Except as set forth in this SECTION 5.2(b), the Company Board shall not withdraw or, in any manner adverse to DHI, modify its recommendation of the transactions contemplated hereby or approve or recommend, or cause the Company to enter into any agreement with respect to, any Third Party Acquisition. Notwithstanding the foregoing, if the Company Board determines in its good faith judgment, after consultation with and advice from outside legal counsel, that it is necessary to do so in order to comply with its fiduciary duties, the Company Board may withdraw or modify its recommendation of the transactions contemplated hereby or approve or recommend a



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                                         D.R. Horton, Inc. / Schuler Homes, Inc.
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

Superior Proposal, but in each case only (i) after providing reasonable written notice to DHI (a "Notice of Superior Proposal") advising DHI that the Company Board has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal (all in reasonable detail) and (ii) if DHI does not, within three business days of DHI's receipt of the Notice of Superior Proposal, make an offer which the Company Board determines in its good faith judgment (after consultation with a financial adviser of nationally recognized reputation) to provide as great a value and to be as favorable to the Company's stockholders as such Superior Proposal; provided, however, that the Company shall not be entitled to enter into any agreement with respect to a Superior Proposal unless and until this Agreement is terminated by its terms pursuant to SECTION 7.1. Any disclosure that the Company Board may be compelled to make with respect to the receipt of a proposal for a Third Party Acquisition in order to comply with Rule 14d-9 or 14e-2 will not constitute a violation of this SECTION 5.2(b); provided that such disclosure states that no action will be taken by the Company Board with respect to the withdrawal or modification of its recommendation of the transactions contemplated hereby or the approval or recommendation of any Third Party Acquisition except in accordance with this SECTION 5.2(b).

         (c) For the purposes of this Agreement, "Third Party Acquisition" means the occurrence of any of the following events: (i) the acquisition of the Company by merger or otherwise by any person (which includes a "person" as such term is defined in Section 13(d)(3) of the Exchange Act) other than DHI or any affiliate thereof (a "Third Party"); (ii) the acquisition by a Third Party of all or a substantial portion of the assets of the Company and the Company Subsidiaries taken as a whole; (iii) the acquisition by a Third Party of a significant equity interest in the Company or any Company Subsidiary (whether from the Company or any Company Subsidiary, by tender offer, exchange offer or otherwise); (iv) the adoption by the Company of a plan of liquidation or the declaration or payment of an extraordinary dividend; (v) the repurchase by the Company or any Company Subsidiary of a significant equity interest in the Company or any Company Subsidiary; or (vi) any other business combination, acquisition, recapitalization, restructuring or other similar transaction involving the Company or any Company Subsidiary. For purposes of this Agreement, a "Superior Proposal" means any bona fide proposal to acquire directly or indirectly for consideration consisting of cash or securities more than 50% of the voting power of Company Shares then outstanding or all or substantially all the assets of the Company and otherwise on terms which the Company Board determines in its good faith judgment (after consulting with a financial adviser of nationally recognized reputation) (1) to be from a Third Party that is financially capable of completing the transaction subject to the proposal and
(2) to provide (if completed) greater value and to be more favorable to the Company's stockholders than the Merger.

5.3 CONDUCT OF BUSINESS BY DHI PENDING THE MERGER. DHI covenants and agrees that, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, unless the Company shall otherwise agree in writing, which agreement shall not be unreasonably withheld or delayed, DHI shall conduct its business and shall cause the businesses of the DHI



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                                         D.R. Horton, Inc. / Schuler Homes, Inc.
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

Subsidiaries to be conducted in the ordinary course of business except as contemplated by this Agreement. Except as contemplated by this Agreement, neither DHI nor any DHI Subsidiary shall, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, directly or indirectly do any of the following without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed:

         (a) amend or otherwise change the Amended and Restated Certificate of Incorporation or Bylaws of DHI other than incident to a stock split or combination;

         (b) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except for quarterly cash dividends and stock dividends and except that a DHI Subsidiary may declare and pay a dividend to its parent or DHI or (ii) reclassify the DHI Common Stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of DHI Common Stock;

         (c) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof if such transaction would prevent or materially delay the consummation of the transactions contemplated by this Agreement or if the amount of consideration (whether in cash, DHI Common Stock or other securities or property) paid exceeds $350,000,000;

         (d) issue any shares of DHI Common Stock (except pursuant to stock options issued under DHI's stock option plans or in any stock dividend) in one transaction or series of related transactions if the shares so issued constitute more than 15% of the outstanding shares of DHI Common Stock (after giving effect to such issuance); and

         (e) take, or agree to take, any of the actions described in SECTIONS 5.3(a) through (d) above, or any action which would make any of the representations or warranties of DHI contained in this Agreement untrue or incorrect in any material respect as contemplated hereby or prevent DHI from performing or cause DHI not to perform in any material respect its covenants hereunder.

5.4 SECTION 341(f) CONSENT. DHI hereby acknowledges that, notwithstanding anything to the contrary in this Agreement, the Company shall, immediately prior to the Closing, file a statement of consent pursuant to Section 341(f) of the Code and the Treasury Regulations promulgated thereunder with respect to the Merger. DHI covenants and agrees that it will, and will cause the Surviving Corporation to, take such actions as required pursuant to Section 341(f)(3)(B) of the Code and the Treasury Regulations promulgated thereunder to agree to have the provisions of Section 341(f)(2) apply to the assets of the Company as a result of such statement of consent. The Company shall take such actions prior to the filing of the consent as DHI may reasonably request to minimize the Tax consequences to the Surviving Corporation that may result from the filing by the Company or any of the Company Subsidiaries of such statements of consent, and the acceptance of such statements of consent by DHI, in connection with the Merger.

                                         D.R. Horton, Inc. / Schuler Homes, Inc.
                                                    Agreement and Plan of Merger

                                   ARTICLE 6

                              ADDITIONAL AGREEMENTS

6.1 HSR ACT. As promptly as practicable after the date of this Agreement, the Company and DHI shall file any notifications that may be required under the HSR Act in connection with the Merger and the transactions contemplated hereby and thereafter use reasonable efforts to respond as promptly as practicable to any inquiries received from the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") for additional information or documentation and to respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other governmental authority in connection with antitrust matters.

6.2 ACCESS TO INFORMATION; CONFIDENTIALITY.

         (a) Upon reasonable notice and subject to restrictions contained in confidentiality agreements to which such party is subject (from which such party shall use reasonable efforts to be released), the Company shall (and shall cause each Company Subsidiary to) afford to the officers, employees, accountants, counsel and other representatives of DHI reasonable access, during the period to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, the Company shall (and shall cause each Company Subsidiary to) furnish promptly to DHI all information concerning its business, properties and personnel as such other party may reasonably request.

         (b) Upon reasonable notice and subject to restrictions contained in confidentiality agreements to which such party is subject (from which such party shall use reasonable efforts to be released), DHI shall (and shall cause each DHI Subsidiary to) afford to the officers, employees, accountants, counsel and other representatives of the Company reasonable access, during the period to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, DHI shall (and shall cause each DHI Subsidiary to) furnish promptly to the Company all information concerning its business, properties and personnel as such other party may reasonably request.

         (c) Each of DHI and the Company shall make available to the other the appropriate individuals (including attorneys, accountants and other professionals) for discussion of the other's business, properties and personnel as either DHI or the Company may reasonably request. Each party shall keep all information obtained under this SECTION 6.2 confidential in accordance with the terms of the confidentiality letter, dated August 20, 2001 (the "Confidentiality Letter"), between DHI and the Company.

6.3 REGISTRATION STATEMENT.

         (a) DHI shall prepare and file with the SEC and any other applicable regulatory bodies, as soon as reasonably practicable, a Registration Statement on



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                                         D.R. Horton, Inc. / Schuler Homes, Inc.
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

Form S-4 with respect to the shares of the DHI Common Stock to be issued in the Merger (together with any amendments or supplements thereto, the "Registration Statement"), and will otherwise proceed promptly to satisfy the requirements of the Securities Act, including Rule 145 thereunder. Such Registration Statement shall contain a joint proxy statement of DHI and of the Company prepared by DHI and the Company containing the information required by the Exchange Act (together with any amendments or supplements thereto, the "Proxy Statement"). DHI shall use its reasonable best efforts to cause the Registration Statement to be declared effective and to maintain such effectiveness as long as is necessary to consummate the Merger. DHI shall promptly amend or supplement the Registration Statement to the extent necessary in order to make the statements therein not misleading or to correct any statements which have become false or misleading. The Company and DHI shall use their reasonable best efforts to have the Proxy Statement approved by the SEC under the provisions of the Exchange Act. The Company and its counsel shall be given a reasonable opportunity to review and comment on the filings made pursuant to this SECTION 6.3 prior to their filing with the SEC and shall be provided with any comments DHI and its counsel may receive from the SEC or its staff with respect to such filings promptly after receipt of such comments.

         (b) The information specifically designated as being supplied by the Company for inclusion or incorporation by reference in the Registration Statement shall not, at the time the Registration Statement is declared effective or at the time the Proxy Statement is first mailed to holders of the Company Common Stock, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information specifically designated as being supplied by the Company for inclusion or incorporation by reference in the Proxy Statement shall not, at the date the Proxy Statement is first mailed to holders of the Company Common Stock and the DHI Common Stock, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time, any event or circumstance relating to the Company, or its officers or directors, should be discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, the Company shall promptly inform DHI. All documents, if any, that the Company is responsible for filing with the SEC in connection with the transactions contemplated hereby will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

         (c) The information specifically designated as being supplied by DHI for inclusion or incorporation by reference in the Registration Statement shall not, at the time the Registration Statement is declared effective or at the time the Proxy Statement is first mailed to holders of the Company Common Stock and the DHI Common Stock, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information specifically designated as being supplied by DHI for inclusion or



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                                         D.R. Horton, Inc. / Schuler Homes, Inc.
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

incorporation by reference in the Proxy Statement shall not, at the date the Proxy Statement is first mailed to holders of the Company Common Stock and the DHI Common Stock, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstance under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to DHI or its officers or directors should be discovered by DHI which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, DHI shall promptly inform the Company and shall promptly file such amendment to the Registration Statement. All documents that DHI or the Company is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

         (d) Prior to the Closing Date, DHI shall use its reasonable best efforts to cause the shares of the DHI Common Stock to be issued pursuant to the Merger to be registered or qualified under all applicable Blue Sky Laws of each of the states and territories of the United States, and to take any other actions which may be necessary to enable the DHI Common Stock to be issued pursuant to the Merger to be distributed in each such jurisdiction.

         (e) Prior to the Closing Date, DHI shall file a subsequent listing application with the NYSE relating to the shares of the DHI Common Stock to be issued in connection with the Merger, and shall use reasonable best efforts to cause such shares of the DHI Common Stock to be listed, upon official notice of issuance, prior to the Closing Date.

         (f) The Company shall furnish all information to DHI with respect to the Company and the Company Subsidiaries as DHI may reasonably request for inclusion in the Registration Statement, the Proxy Statement and shall otherwise cooperate with DHI in the preparation and filing of such documents.

6.4 MEETINGS OF STOCKHOLDERS.

         (a) The Company will take all steps necessary in accordance with its Certificate of Incorporation and Bylaws to call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholder Meeting") as soon as practicable (and in any event within 45 days) after the effectiveness of the Registration Statement, for the purpose of approving and adopting this Agreement and the transactions contemplated hereby and for such other purposes as may be necessary. Unless this Agreement shall have been validly terminated as provided herein, the Company Board (subject to the provisions of SECTION 5.2 and SECTION 7.1(d)) will (i) recommend to its stockholders the approval and adoption of this Agreement, the transactions contemplated hereby and any other matters to be submitted to the stockholders in connection therewith, to the extent that such approval and adoption is required by applicable law in order to



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consummate the Merger, and (ii) use its reasonable good faith efforts to obtain the approval by its stockholders of this Agreement and the transactions contemplated hereby.

         (b) DHI will take all steps necessary in accordance with its Amended and Restated Certificate of Incorporation and By-Laws to call, give notice of, convene and hold a meeting of its stockholders (the "DHI Stockholder Meeting") as soon as practicable (and in any event within 45 days) after the effectiveness of the Registration Statement, for the purpose of approving and adopting this Agreement and the transactions contemplated hereby, approving the issuance of the DHI Shares upon consummation of the Merger and for such other purposes as may be necessary. Unless this Agreement shall have been validly terminated as provided herein, DHI's Board will (i) recommend to its stockholders the approval and adoption of this Agreement, and (ii) use its reasonable good faith efforts to obtain the approval by its stockholders of this Agreement and the transactions contemplated hereby.

         (c) The Company and DHI shall use their reasonable good faith efforts to hold the Company Stockholder Meeting and the DHI Stockholder Meeting contemporaneously.

6.5 TAX-FREE REORGANIZATION TREATMENT. Neither DHI nor the Company shall take or cause to be taken any action on or before the Effective Time which would prevent the Merger from qualifying as a "reorganization" under Section 368(a) of the Code. DHI shall not take or cause to be taken any action after the Effective Time that would prevent the Merger from qualifying as a reorganization under
Section 368(a) of the Code except as required by applicable law.

6.6 AFFILIATE AGREEMENTS. The Company will use its best efforts (i) to cause each of its directors and executive officers (other than James K. Schuler and Eugene S. Rosenfeld) and each of its "affiliates" (within the meaning of Rule 145 under the Securities Act) to execute and deliver to DHI as soon as practicable an agreement in the form attached hereto as EXHIBIT 6.6(a) relating to the disposition of shares of DHI Common Stock issuable pursuant to this Agreement, (ii) to cause James K. Schuler and Eugene S. Rosenfeld to execute and deliver immediately following the execution and delivery of this Agreement an agreement in the form attached hereto as EXHIBIT 6.6(b) relating to the disposition of shares of DHI Common Stock Beneficially Owned by them, (iii) to cause James K Schuler and Eugene S. Rosenfeld to execute and deliver immediately following the execution and delivery of this Agreement an agreement in the form attached hereto as EXHIBIT 6.6(c) relating to covenants not to compete with the Surviving Corporation, (iv) to cause WPH-Schuler LLC, Apollo Real Estate Investment Fund, L.P., Highridge Pacific Housing Investors, L.P. and Blackacre WPH, LLC to execute and deliver immediately following the execution and delivery of this Agreement an agreement in the form attached hereto as EXHIBIT 6.6(d) relating to the disposition of shares of DHI Common Stock Beneficially Owned by them, and (v) to cause James K. Schuler and Craig A. Manchester to execute and deliver immediately following the execution and delivery of this Agreement an agreement in the forms attached hereto as



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                                         D.R. Horton, Inc. / Schuler Homes, Inc.
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EXHIBIT 6.6(e) relating to the terms and conditions of employment with the
Surviving Corporation.

6.7 COMPANY STOCK OPTIONS.

         (a) As soon as reasonably practicable after the Effective Time, DHI shall deliver to the holders of the Company Stock Options, other than Director Options, appropriate notices setting forth such holders' rights pursuant to a DHI stock incentive plan, and any stock option agreement evidencing such DHI Stock Options replacing such holders' Company Stock Options as provided by
SECTION 2.1.6 and this SECTION 6.7. DHI shall use its reasonable efforts to ensure, to the extent required by, and subject to the provisions of, such plan or agreements, that the DHI Stock Options replacing any Company Stock Options which qualified as incentive stock options prior to the Effective Time shall also qualify as incentive stock options after the Effective Time.

         (b) DHI shall take all corporate action necessary to reserve for issuance a sufficient number of shares of the DHI Common Stock for delivery upon exercise of the DHI Stock Options replacing the Company Stock Options in accordance with SECTION 2.1.6. DHI shall use its reasonable efforts to maintain the effectiveness of a registration statement or registration statements covering such options (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such DHI Stock Options remain outstanding.

         (c) Except to the extent otherwise agreed to by the parties, all restrictions or limitations on transfer and vesting with respect to the Company Stock Options, to the extent that such restrictions or limitations shall not have already lapsed, shall remain in full force and effect with respect to the DHI Stock Options replacing the Company Stock Options as set forth above.

6.8 BOARD REPRESENTATION. DHI shall use its best efforts, whether through increase in the size of its Board of Directors or otherwise, to cause the appointment or nomination and election of James K. Schuler as a director of DHI at the Effective Time.

6.9 INDEMNIFICATION AND INSURANCE.

         (a) From and after the Effective Time, the Surviving Corporation shall, to the fullest extent permitted under applicable law and the Surviving Corporation's Certificate of Incorporation and Bylaws (including Section 145(h) of the Delaware Law), indemnify and hold harmless, each present and former director or officer of the Company, determined as of the Effective Time (collectively, the "Indemnified Parties"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages and liabilities incurred in connection with, and amounts paid in settlement of, any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative and wherever asserted, brought or filed, arising out of or pertaining to any acts or omissions or alleged acts or omissions by them in their capacities as such; provided that, as to claims existing as of the Effective Time, in no



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

event shall the Surviving Corporation be obligated to provide indemnification under this SECTION 6.9(a) in excess of the indemnification that the Company is required to provide to its directors and officers under its Certificate of Incorporation or Bylaws as in effect as of the date hereof.

         (b) For a period of six years after the Effective Time, the Surviving Corporation shall maintain (through the continuation or endorsement of the Company's existing policy or the purchase of a "tail-end" rider permitted by such policy) in effect, if available, the directors' and officers' liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy on the terms (including the amounts of coverage and the amounts of deductibles, if any) now applicable to them; provided that in no event shall the Surviving Corporation be required to spend in excess of 200% of the annual premium currently paid by the Company for such coverage, and provided further that, if the premium for such coverage exceeds such amount, the Surviving Corporation shall maintain the greatest coverage available for such 200% of the annual premium.

         (c) This SECTION 6.9 shall survive the consummation of the Merger at the Effective Time, is intended to benefit the Company, the Surviving Corporation and the Indemnified Parties, shall be binding on all successors and assigns of the Surviving Corporation and shall be enforceable by the Indemnified Parties. In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates or merges into any other person or entity and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person or entity, then and in such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation (as the case may be) assume the obligations of the Surviving Corporation set forth in this
SECTION 6.9.

6.10 NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to DHI, and DHI shall give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate the result of which would be a Material Adverse Effect to the Company or DHI, as applicable, or (ii) any failure of the Company or DHI, as the case may be, materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this SECTION 6.10 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

6.11 FURTHER ACTION. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all material waivers, consents and approvals and to effect all necessary registrations and filings, and otherwise to satisfy or cause to be



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                                         D.R. Horton, Inc. / Schuler Homes, Inc.
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satisfied in all material respects all conditions precedent to its obligations under this Agreement.

6.12 PUBLIC ANNOUNCEMENTS. DHI and the Company shall consult with each other before issuing any press release with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld or delayed; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may upon the advice of counsel be required by law or the rules and regulations of the NYSE if it has used all reasonable efforts to consult with the other party.

6.13 EMPLOYEE BENEFITS. (a) DHI shall cause the persons who are employees of the Company and any Company Subsidiary immediately prior to the Effective Time to be eligible to participate, immediately after the Effective Time, in all of the benefit plans, programs and policies sponsored by DHI for the benefit of its employees generally, to the extent they would otherwise be eligible under such plans, at the same benefit levels as are generally applicable to other similarly situated employees of DHI. Such plans, programs and policies are set forth in DHI's employee handbooks, copies of which have been made available to the Company. DHI is a participating employer for the purposes of the D.R. Horton, Inc. Stock Purchase Plan of 1999.

         (b) DHI shall cause the employees of the Company and any Company Subsidiary immediately prior to the Effective Time to receive day-for-day credit for all of their service prior to the Effective Time with the Company and the Company Subsidiaries under all employee benefit plans, programs and policies sponsored by DHI for the benefit of employees generally (but not for benefit accrual purposes or early retirement subsidies, and not for vesting under the D.R. Horton, Inc. Stock Tenure Plan). Except as otherwise herein provided, such prior service shall be credited for both eligibility and vesting purposes (other than as provided above), and for purposes of any non-pension benefit schedule based on service (e.g. for vacation pay, sick days and personal days).

         (c) Nothing contained in this SECTION 6.13 shall be construed as requiring DHI or any DHI Subsidiary to continue the employment or position of any specific person. This SECTION 6.13 shall not limit the Surviving Corporation's ability to amend, modify or terminate any employee benefit plans after the Effective Time consistent with the terms of such plans and applicable law.

         (d) With respect to each master and prototype tax-qualified retirement plan ("M&P Plan") sponsored or maintained by the Company and / or any Company Subsidiary, the Company and any Company Subsidiary shall, on or before the end of the 2001 plan year, either adopt or certify in writing its intent to adopt the required GUST amendments to each such M&P Plan, and the Company and each such Company Subsidiary hereby represent and warrant that an application for a GUST opinion letter for each such M&P Plan was filed with the IRS by the M&P Plan sponsor on or before December 31, 2000. The Company and each such Company Subsidiary shall also adopt



                                       48

                                         D.R. Horton, Inc. / Schuler Homes, Inc.
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

the GUST-approved M&P Plan by the deadline specified in IRS Announcement 2001-104. For purposes hereof, "GUST" means the statutes referenced in IRS Announcement 2001-104. With respect to any individually designed tax-qualified retirement plans sponsored or maintained by the Company or any Company Subsidiary, the Company and each such Company Subsidiary shall adopt the required GUST amendments and submit the plan to the IRS on or before December 31, 2001.

         (e) Unless otherwise specified by DHI, the Company and each Company Subsidiary shall terminate all tax-qualified retirement plans immediately prior to the Closing Date.

         (f) With respect to all Company Employee Plans (other than employee welfare plans as defined by Section 3(1) of ERISA), the Company and each such Company Subsidiary shall adopt a board resolution freezing all such plans as of the Closing Date, such that all future benefit accruals shall cease, all ongoing participation and coverage shall cease, no new participants shall be permitted, and no additional compensation shall be taken into account, all effective as of the Closing Date, provided that, (i) in connection with the Schuler Homes, Inc. Deferred Compensation Plan for Directors and Key Employees, the amounts accrued through the Closing Date shall continue to be credited with earnings on account balances and such account balances and earnings shall be distributed in accordance with the terms of that plan, and (ii) DHI, at its sole option, may decide to continue, in whole or in part, the Company's 2000 Incentive Bonus Plan.

6.14 MUTUAL RELEASE OF OBLIGATIONS. Notwithstanding the provisions of SECTION 5.1, on the Closing Date, to be effective as of the Effective Time and subject to the execution by the other parties thereto, the Company shall enter into a termination agreement and mutual release substantially in the form of EXHIBIT 6.14, pursuant to which the Company, on behalf of itself, its subsidiaries and its successors, and the other parties set forth therein shall terminate any remaining contingent or other obligations under the agreements referred to therein, including without limitation any rights to receive or surrender Company Shares, and shall release each other party with respect to any claims thereunder. DHI hereby consents to such agreement and release and agrees to be bound thereby as the Surviving Corporation from and after the Effective Time. In addition, until the tenth anniversary of the Closing Date, DHI shall cause the Company operations and each Company Subsidiary, and each of their respective current and former officers, directors (or similar position, in the case of limited liability companies), stockholders, partners (in the case of limited partnerships), members (in the case of limited liability companies) and employees who currently are named as insureds or additional named insureds under in-force policies of insurance of the Company and the Company Subsidiaries covering construction defect litigation claims to be named as insureds or additional named insureds under all policies of insurance maintained by DHI or any of its Affiliates as of the Effective Time or purchased thereafter covering construction defect litigation claims.



                                       49

                                         D.R. Horton, Inc. / Schuler Homes, Inc.
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

                                   ARTICLE 7

                        TERMINATION, AMENDMENT AND WAIVER

7.1 TERMINATION. This Agreement may be terminated, and the Merger may be abandoned, at any time prior to the Effective Time, whether before or after the adoption of this Agreement by the holders of the Company Common Stock or the DHI Common Stock:

         (a) by mutual written consent of DHI and the Company;

         (b) by either DHI or the Company:

                  (i) if, upon a vote at a duly held meeting of stockholders or any adjournment thereof, any required approval of the holders of the Company Common Stock (including any required approval of any class of the Company Common Stock) shall not have been obtained;

                  (ii) if the Merger shall not have been consummated on or before April 30, 2002, unless the failure to consummate the Merger is the result of a willful and material breach of this Agreement by the party seeking to terminate this Agreement;

                  (iii) if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a nonappealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger (provided that the right to terminate this Agreement under this SECTION 7.1(b)(iii) shall not be available to any party who has not complied with its obligations under SECTION 6.11 and such noncompliance materially contributed to the issuance of any such order, decree or ruling or the taking of such action);

                  (iv) in the event of a material breach by the other party of any representation, warranty, covenant or other agreement contained in this Agreement (a "Terminating Breach") (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement); provided that, in the case of a covenant or agreement, if such Terminating Breach is curable by the Company or DHI, as the case may be, through the exercise of its reasonable efforts and for so long as the Company or DHI, as the case may be, continues to exercise such reasonable efforts, neither DHI nor the Company, respectively, may terminate this Agreement under this SECTION 7.1(b)(iv); or

                  (v) if, upon a vote at a duly held meeting of stockholders or any adjournment thereof, any required approval of the holders of the DHI Common Stock shall not have been obtained;



                                       50

                                         D.R. Horton, Inc. / Schuler Homes, Inc.
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

         (c) by either DHI or the Company in the event that (i) all of the conditions to the obligation of such party to effect the Merger set forth in
SECTION 8.1 shall have been satisfied and (ii) any condition to the obligation of such party to effect the Merger set forth in SECTION 8.2 (in the case of DHI) or SECTION 8.3 (in the case of the Company) is not capable of being satisfied prior to the end of the period referred to in SECTION 7.1(b)(ii);

         (d) by the Company if the Company Board has received a Superior Proposal, the Company Board determines in its good faith judgment, after consultation with and advice from outside legal counsel, that it is necessary to do so in order to comply with its fiduciary duties, withdraws or, in a manner adverse to DHI, modifies its recommendation of the transactions contemplated hereby or approves or recommends such Superior Proposal, and the Company Board complies with all other provisions of SECTION 5.2(b) and, prior to such termination, complies with the provisions of SECTION 9.1(b);

         (e) by DHI if the Company Board shall have recommended to the Company's stockholders a Superior Proposal; or the Company Board shall have withdrawn or, in a manner adverse to DHI, modified its recommendation of this Agreement or the Merger; provided that any disclosure that the Company Board is compelled to make of the receipt of a proposal for a Third Party Acquisition in order to comply with Rule 14d-9 or 14e-2 shall not in and of itself constitute the withdrawal or modification of the Company Board's recommendation, provided that such disclosure states that no action will be taken by the Company Board with respect to the withdrawal or modification of its recommendation of the transactions contemplated hereby or the approval or recommendation of any Third Party Acquisition except in accordance with SECTION 5.2(b); or

         (f) by the Company if the Stock Value is less than the Floor Price, unless prior to the Closing Date DHI elects, by notice to the Company, to establish the Adjusted Cash Amount or the Adjusted Exchange Ratio, or a combination thereof, so that the amount of cash and DHI Common Stock (valued at the Stock Value) constituting the Merger Consideration shall equal not less than $14.25.

7.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in SECTION 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of any party, its affiliates, directors, officers or stockholders other than the provisions of
SECTION 9.1, unless such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or other agreements set forth in this Agreement, in which event the terminating party shall retain its rights and remedies against such other party in respect of such other party's breach.



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                                         D.R. Horton, Inc. / Schuler Homes, Inc.
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

                                   ARTICLE 8

                              CONDITIONS TO CLOSING

8.1 MUTUAL CONDITIONS. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

         8.1.1 NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; and there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or applicable to the Merger which makes the consummation of the Merger illegal;

         8.1.2 GOVERNMENTAL ACTIONS. There shall not have been instituted or pending any action or proceeding by any governmental authority or administrative agency, before any governmental authority, administrative agency or court of competent jurisdiction, nor shall there be in effect any judgment, decree or order of any governmental authority, administrative agency or court of competent jurisdiction, in either case, seeking to prohibit or limit DHI from exercising all material rights and privileges pertaining to its ownership of the assets of the Company (including the Company Subsidiaries) taken as a whole or the ownership or operation by DHI or any DHI Subsidiary of all or a material portion of the business or assets of the Surviving Corporation and its subsidiaries taken as a whole, or seeking to compel DHI or any DHI Subsidiary to dispose of or hold separate all or any material portion of the business or assets of the Surviving Corporation and its subsidiaries taken as a whole, as a result of the Merger or the transactions contemplated by this Agreement.

         8.1.3 HSR ACT. Any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

         8.1.4 COMPANY STOCKHOLDER APPROVAL. The holders of shares of the Class A Common Stock voting as a class, the Class B Common Stock voting as a class and the Company Common Stock shall have approved the adoption of this Agreement and any other matters submitted to them for the purpose of approving the transactions contemplated hereby.

         8.1.5 DHI STOCKHOLDER APPROVAL. The holders of shares of the DHI Common Stock shall have approved the adoption of this Agreement and any other matters submitted to them for the purpose of approving the transactions contemplated hereby.



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                                         D.R. Horton, Inc. / Schuler Homes, Inc.
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         8.1.6 LISTING. The shares of the DHI Common Stock to be issued in connection with the Merger shall have been listed on the NYSE, upon official notice of issuance.

         8.1.7 REGISTRATION STATEMENT. The Registration Statement shall have been declared effective in accordance with the provisions of the Securities Act and Blue Sky Laws, if applicable, and no stop order with respect to the Registration Statement shall be in effect and no proceeding for that purpose shall have been instituted by the SEC or any state regulatory authorities.

         8.1.8 CONSENTS. All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body, the absence of which would have a Material Adverse Effect on the Surviving Corporation, DHI, any DHI Subsidiary or any Company Subsidiary, shall have been obtained or made, except for filings in connection with the Merger and any other documents required to be filed after the Effective Time.

8.2 CONDITIONS TO OBLIGATIONS OF DHI. The obligations of DHI to consummate the Merger and the other transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing Date, of the following additional conditions:

         (a) The representations and warranties of the Company contained herein (without regard to any materiality exceptions contained therein) shall be true at and as of the Closing Date with the same effect as if made at and as of the Closing Date (except to the extent such representation or warranty specifically related to an earlier date, in which case such representation or warranty shall be true as of such earlier date), except for such untruths or inaccuracies that would not, individually, or in the aggregate, have a Company Material Adverse Effect, and the Company shall have performed and complied in all material respects with all agreements and covenants set forth in this Agreement to be performed or complied with by it on or prior to the Closing Date.

         (b) DHI shall have been furnished with a certificate, executed by a duly authorized officer of the Company, dated the Closing Date, certifying as to the fulfillment of the conditions in paragraph (a).

         (c) DHI shall have received an opinion from Gibson, Dunn & Crutcher LLP to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and that DHI and the Company will each be a party to a reorganization within the meaning of Section 368(b) of the Code, which opinion may be based upon reasonable representations of fact provided by officers of DHI and the Company.

         (d) DHI shall have received the executed agreements contemplated pursuant to SECTION 6.6, which agreements and any supplements thereto required thereby shall be in full force and effect.



                                       53

                                         D.R. Horton, Inc. / Schuler Homes, Inc.
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         (e) The aggregate number of Dissenting Shares shall not exceed 8% of the total number of Company Shares outstanding as of the date hereof.

8.3 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate the Merger and the other transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

                  (a) The representations and warranties of DHI contained herein (without regard to any materiality exceptions contained therein) shall be true at and as of the Closing Date with the same effect as if made at and as of the Closing Date (except to the extent such representation or warranty specifically relates to an earlier date, in which case such representation or warranty shall be true as of such earlier date), except for such untruths or inaccuracies that would not, individually or in the aggregate, have a DHI Material Adverse Effect, and DHI shall have performed and complied in all material respects with all agreements and covenants set forth in this Agreement to be performed or complied with by it on or prior to the Closing Date.

                  (b) The Company shall have been furnished with a certificate, executed by duly authorized officer of DHI, dated the Closing Date, certifying as to the fulfillment of the conditions in paragraph (a).

                  (c) The Company shall have received an opinion from Gibson, Dunn & Crutcher LLP to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and that DHI and the Company will each be a party to a reorganization within the meaning of Section 368(b) of the Code, which opinion may be based upon reasonable representations of fact provided by officers of DHI and the Company.

                                   ARTICLE 9

                               GENERAL PROVISIONS

9.1 EXPENSES AND OTHER PAYMENTS.

         (a) Except as otherwise provided in this SECTION 9.1, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, whether or not the Merger is consummated.

         (b) In the event that this Agreement shall be terminated:

                  (i) pursuant to SECTION 7.1(d) or SECTION 7.1(e);

                  (ii) by DHI pursuant to SECTION 7.1(b)(iv) and within twelve months thereafter the Company enters into an agreement with respect to a Third Party Acquisition or a Third Party Acquisition occurs; or



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                                         D.R. Horton, Inc. / Schuler Homes, Inc.
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                  (iii) pursuant to SECTION 7.1(b)(i) and within twelve months thereafter the Company enters into an agreement with respect to a Third Party Acquisition or a Third Party Acquisition occurs;

the Company shall pay to DHI the amount of $34,000,000 immediately upon the occurrence of the event described in this SECTION 9.1(b) and promptly thereafter reimburse DHI for all documented out-of-pocket expenses and fees (including, without limitation, fees payable to all banks, investment banking firms and other financial institutions, and their respective agents and counsel, and all fees of counsel, accountants, financial printers, experts and consultants to
DHI), whether incurred prior to, on or after the date hereof, in connection with the Merger and the consummation of all transactions contemplated by this Agreement up to an aggregate amount of $3,000,000 less any amount theretofore paid pursuant to SECTION 9.1(c).

         (c) In the event this Agreement shall be terminated by DHI or the Company pursuant to SECTION 7.1(b)(i), and at the time of termination DHI is not in breach of its material obligations hereunder, the Company shall, promptly after the termination of this Agreement, reimburse DHI for all documented out-of-pocket expenses and fees (including, without limitation, fees payable to all banks, investment banking firms and other financial institutions, and their respective agents and counsel, and all fees of counsel, accountants, financial printers, experts and consultants to DHI), whether incurred prior to, on or after the date hereof, in connection with the Merger and the consummation of all transactions contemplated by this Agreement; provided that in no event shall the Company be required to pay in excess of an aggregate of $3,000,000 pursuant to this Section 9.1(c).

         (d) In the event this Agreement shall be terminated by the Company pursuant to SECTION 7.1(b)(v), and at the time of termination the Company is not in breach of its material obligations hereunder, DHI shall, promptly after the termination of this Agreement, reimburse the Company for all documented out-of-pocket expenses and fees (including, without limitation, fees payable to all banks, investment banking firms and other financial institutions, and their respective agents and counsel, and all fees of counsel, accountants, financial printers, experts and consultants to the Company), whether incurred prior to, on or after the date hereof, in connection with the Merger and the consummation of all transactions contemplated by this Agreement; provided that in no event shall DHI be required to pay in excess of an aggregate of $3,000,000 pursuant to this
SECTION 9.1(d).

9.2 EFFECTIVENESS OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS.

         Except as otherwise provided in this SECTION 9.2, the representations, warranties, covenants and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement. The representations, warranties, covenants and agreements in this Agreement shall terminate at the Effective Time, except that (i)



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                                         D.R. Horton, Inc. / Schuler Homes, Inc.
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the agreements set forth in ARTICLE 2, SECTION 6.3 and SECTION 6.7 shall survive the Effective Time indefinitely, and (ii) the agreements in SECTION 6.9 and
Section 6.13 shall survive in accordance with their respective terms. The Confidentiality Letter shall survive termination of this Agreement as provided therein.

9.3 NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier to the parties at the following addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified below (or at such other address or telecopy number for a party as shall be specified by like notice):

         (a)      If to DHI:

                  D.R. Horton, Inc.
                  1901 Ascension Blvd., Suite 100
                  Arlington, Texas 76006
                  Facsimile: (817) 436-6053 and (817) 856-8252
                  Telephone: (817) 856-8200
                  Attention: Rick Beckwitt and Ted Harbour

          (b)     If to the Company:

                  Schuler Homes, Inc.
                  400 Continental Blvd., Suite 100
                  El Segundo, California 90245
                  Facsimile: (310) 648-7207
                  Telephone: (310) 648-7200
                  Attention: James K. Schuler and Eugene S. Rosenfeld

9.4 CERTAIN DEFINITIONS. For purposes of this Agreement, the term:

         (a) "affiliate" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person; including, without limitation, any partnership, limited liability company or joint venture in which the first mentioned person (either alone, or through or together with any other subsidiary) has, directly or indirectly, an interest of 10% or more;

         (b) "Beneficially Owned" shall mean any Company Common Stock (a) owned by a person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares voting power which includes the power to vote, or to direct the voting of, such Company Common Stock, or investment power which includes the power to dispose, or to direct the disposition of, such Company Common Stock; (b) held in or subject to a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement, or device with the purpose or effect of divesting another person of beneficial ownership of Company Common Stock; (c) that a person has the right to acquire beneficial ownership (as defined in clause (a) above), including but not



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                                         D.R. Horton, Inc. / Schuler Homes, Inc.
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

limited to any right to acquire through the exercise of any option, warrant or right, through the conversion of a security, pursuant to the power to revoke a trust, discretionary account, or similar arrangement, pursuant to any distribution from or dissolution of any limited liability company, partnership or other entity or pursuant to the automatic termination of a trust, discretionary account or similar arrangement; and (d) that a person has the right to transfer, or control the transfer of, the right to receive income from, or control the disposition of such income, or the right to receive or control the disposition of the proceeds of such Company Common Stock;

         (c) "business day" means any day other than a day on which banks in New York are required or authorized to be closed;

         (d) "Cause for Termination" means any reason related to the violation of policies, rules or directions of any employer or its management, misconduct or negligence in performing assigned responsibilities, failure to meet performance goals or objectives or to fulfill customary duties, conduct damaging to property or other interests, fraud, misappropriation, dishonesty or abuse of alcohol or any controlled substance, or similar basis related to performance or character.

         (d) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

         (e) "material adverse effect" means when used in connection with the Company or any Company Subsidiary, or DHI or any DHI Subsidiary, as the case may be, any change, effect or circumstance that is materially adverse to the business, properties, assets, operations, financial condition, liabilities or results of operations of the Company or any Company Subsidiary, or DHI or any DHI Subsidiary, as the case may be. "Material Adverse Effect" means any change, effect or circumstance that is materially adverse to the business, properties, assets, operations, financial condition, liabilities or results of operations of the Company and the Company Subsidiaries, or DHI and the DHI Subsidiaries, as the case may be, in each case taken as a whole, other than any such changes, effects or circumstances: (i) set forth or contemplated by the Company Disclosure Schedule or the DHI Disclosure Schedule, as the case may be; (ii) set forth or described in the Company SEC Reports or DHI SEC Reports, as the case may be; or (iii) affecting the home construction industry generally;

         (f) "person" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act);

         (g) "subsidiary" or "subsidiaries" of the Company, the Surviving Corporation, DHI or any other person means any corporation, partnership, joint venture, limited liability company, business trust or other legal entity of which the Company, the



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                                         D.R. Horton, Inc. / Schuler Homes, Inc.
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Surviving Corporation, DHI or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

         (h) "to the knowledge of the Company" and "to the Company's knowledge" means the actual knowledge of the individuals set forth in SCHEDULE 9.4(h) after inquiry of employees of the Company and the Company Subsidiaries reasonably expected to have relevant knowledge.

         (i) "to the knowledge of the DHI" and "to DHI's knowledge" means the actual knowledge of the individuals set forth in SCHEDULE 9.4(i) after inquiry of employees of DHI and the DHI Subsidiaries reasonably expected to have relevant knowledge.

         (j) "trading day" means any day on which the NYSE is open for the trading of securities.

9.5 AMENDMENT. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the stockholders of the Company and DHI, no amendment may be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

9.6 WAIVER. At any time prior to the Effective Time, any party hereto may with respect to any other party hereto (a) extend the time for the performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

9.7 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

9.8 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.



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                                         D.R. Horton, Inc. / Schuler Homes, Inc.
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9.9 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and supersedes all prior agreements and undertakings (other than the Confidentiality Letter), both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

9.10 ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise.

9.11 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation, other than SECTION 6.9 (which is intended to be for the benefit of the Indemnified Parties and may be enforced by such Indemnified Parties).

9.12 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available, except as otherwise provided herein.

9.13 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware applicable to contracts executed and fully performed within the State of Delaware.

9.14 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.


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                                         D.R. Horton, Inc. / Schuler Homes, Inc.
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         IN WITNESS WHEREOF, DHI and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.



                                             D.R. HORTON, INC.


                                             By: /s/ DONALD R. HORTON
                                                --------------------------------
                                             Name: Donald R. Horton
                                                  ------------------------------
                                             Title: Chairman of the Board
                                                   -----------------------------


                                             SCHULER HOMES, INC.


                                             By: /s/ JAMES K. SCHULER
                                                --------------------------------
                                             Name: James K. Schuler
                                                  ------------------------------
                                             Title: Co-Chairman, President and
                                                   -----------------------------
                                                    Chief Executive Officer
                                                   -----------------------------

                                                                  Signature Page

                                         D.R. Horton, Inc. / Schuler Homes, Inc.
                                                    Agreement and Plan of Merger